                        [Banc of America Securities LOGO]

                                   ----------

     THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

     BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND IF
ISSUED" BASIS, ANY SUCH CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. BECAUSE THE
ASSET-BACKED SECURITIES ARE SUBJECT TO MODIFICATION OR REVISION, ANY SUCH
CONTRACT ALSO IS CONDITIONED UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL
OCCUR WITH RESPECT TO THE RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING
DATE. IF A MATERIAL CHANGE DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT
WILL TERMINATE, BY ITS TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY
BETWEEN US (THE "AUTOMATIC TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE
WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE
AND GIVE YOU AN OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN
PURCHASING THE CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN
SUCH TIMEFRAME AS MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE
REVISED OFFERING MATERIALS.

MBS NEW ISSUE - TERM SHEET ADDITIONAL DISCLOSURE

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-H

$1,242,252,000 (APPROXIMATE)
CLASSES 5-A-1, 5-A-2, 6-A-1, 6-A-2, X-M-1, X-M-2, X-M-3, X-M-4, X-M-5, X-M-6,
X-M-7 AND X-M-8 (OFFERED CERTIFICATES)

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

WELLS FARGO BANK, N.A.
SECURITIES ADMINISTRATOR AND MASTER SERVICER

U.S. BANK NATIONAL ASSOCIATION
TRUSTEE AND CUSTODIAN

SEPTEMBER 22, 2006

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                                   DISCLAIMER
                                   ----------

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

          THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED,
          AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR
          LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND
          PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR
          MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS
          SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN
          INDEPENDENT TAX ADVISOR.

          ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT
          ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.
          SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A
          RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL
          SYSTEM.

BANC OF AMERICA SECURITIES LLC                                                 2

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

     o    BAFC 2006-H REPLINES                                            PG.  4

     o    ASSUMPTIONS RELATING TO DECREMENT TABLES                        PG. 13

     o    DECREMENT TABLES                                                PG. 14

     o    AGGREGATE LOSS TABLES                                           PG. 24

     o    HISTORICAL VALUES OF ONE-YEAR LIBOR                             PG. 25
          ONE-YEAR CMT, SIX-MONTH LIBOR AND
          ONE-MONTH LIBOR

BANC OF AMERICA SECURITIES LLC                                                 3

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                         BAFC 2006-H REPLINES (GROUP 5)

                                                   CUT-OFF
          CUT-OFF        CURRENT     CURRENT NET  REMAINING
           UNPAID       MORTGAGE      MORTGAGE      TERM TO
         PRINCIPAL      INTEREST      INTEREST      STATED   LOAN     INITIAL      PERIODIC        GROSS          RATE
GROUP     BALANCE         RATE          RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------  ------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

  5       187,860.00  7.2500000000  6.7500000000     355       5   5.0000000000  2.0000000000  2.7500000000  12.2500000000
  5       298,816.00  5.7500000000  5.2500000000     355       5   5.0000000000  1.0000000000  2.7500000000  10.7500000000
  5       498,600.00  7.0261732852  6.5261732852     358       2   6.0000000000  1.3682310469  2.2500000000  13.0261732852
  5       265,000.00  6.7500000000  6.2500000000     356       4   5.0000000000  1.0000000000  2.2500000000  11.7500000000
  5       393,000.00  6.6250000000  6.1250000000     357       3   5.0000000000  1.0000000000  2.2500000000  11.6250000000
  5       664,000.00  7.0670180723  6.5670180723     358       2   6.0000000000  1.0000000000  2.2500000000  13.0670180723
  5       417,000.00  6.8000000000  6.3000000000     358       2   6.0000000000  1.0000000000  2.2500000000  12.8000000000
  5       461,153.90  6.4480532990  5.9480532990     358       2   6.0000000000  1.0000000000  2.2500000000  12.4480532990
  5       287,256.00  5.0000000000  4.5000000000     356       4   2.0000000000  2.0000000000  3.0000000000  11.0000000000
  5     2,262,589.00  6.3416791560  5.8416791560     356       4   3.0000000000  1.0000000000  4.5000000000  12.3416791560
  5       741,400.00  6.6250000000  6.1250000000     356       4   3.0000000000  1.0000000000  4.5000000000  12.6250000000
  5       392,000.00  6.2500000000  5.7500000000     355       5   3.0000000000  1.0000000000  2.6250000000  11.2500000000
  5       409,750.00  6.4344874924  5.9344874924     356       4   4.0482001220  1.0000000000  2.2500000000  11.9103874314
  5       360,000.00  6.7500000000  6.2500000000     357       3   3.0000000000  1.0000000000  2.2500000000  11.7500000000
  5       366,000.00  5.5000000000  5.0000000000     359       1   3.0000000000  1.0000000000  2.2500000000  10.5000000000
  5       360,000.00  8.2500000000  7.7500000000     352       8   3.0000000000  1.0000000000  3.5000000000  14.2500000000
  5       248,829.88  6.3750000000  5.8750000000     355       5   3.0000000000  1.0000000000  3.2500000000  11.3750000000
  5       267,771.81  6.2500000000  5.7500000000     356       4   3.0000000000  1.0000000000  4.5000000000  12.2500000000
  5       269,111.24  6.5000000000  6.0000000000     358       2   2.0000000000  1.0000000000  5.6040000000  12.5000000000
  5       235,520.81  7.9900000000  7.4900000000     357       3   3.0000000000  1.0000000000  6.5000000000  13.9900000000
  5       308,000.00  6.2500000000  5.7500000000     358       2   3.0000000000  1.0000000000  2.2500000000  11.2500000000
  5     1,266,760.00  7.0036715716  6.5036715716     355       5   4.1834475354  2.0000000000  3.4719678550  12.2758557264
  5     1,045,396.00  7.0498117460  6.5498117460     356       4   3.9955959273  2.0000000000  2.7721906340  12.3846131036
  5       175,000.00  6.7500000000  6.2500000000     357       3   5.0000000000  2.0000000000  3.2500000000  11.7500000000
  5       605,000.00  6.5000000000  6.0000000000     356       4   5.0000000000  2.0000000000  2.2500000000  11.5000000000
  5     2,579,054.00  6.2989007307  5.7989007307     355       5   5.0000000000  2.0000000000  3.3362892944  11.2989007307
  5     1,741,526.00  6.2775187537  5.7775187537     356       4   5.0000000000  2.0000000000  3.7093814563  11.2775187537
  5       242,777.00  5.8750000000  5.3750000000     355       5   5.0000000000  2.0000000000  2.7500000000  10.8750000000
  5       264,975.00  7.8750000000  7.3750000000     355       5   5.0000000000  2.0000000000  2.7500000000  12.8750000000
  5     1,218,802.00  6.5603010169  6.0603010169     356       4   5.0000000000  2.0000000000  3.3662621164  11.5603010169
  5     1,118,744.00  7.2468062399  6.7468062399     355       5   5.0000000000  1.0000000000  2.6204153944  12.2468062399
  5       742,692.00  7.7520001562  7.2520001562     356       4   5.0000000000  1.0000000000  2.6105128371  12.7520001562
  5     2,073,150.00  7.4341883125  6.7468839688     357       3   5.0000000000  1.0000000000  2.2500000000  12.4341883125
  5     6,975,480.00  7.3036323307  6.7141336869     358       2   5.1174112749  1.0000000000  2.3341949228  12.4210436056
  5     4,186,605.00  7.0168503179  6.4409711270     359       1   5.0000000000  1.0000000000  2.2853508392  12.0168503179
  5     1,221,600.00  6.5617837263  6.0617837263     360       0   5.0000000000  1.0000000000  2.2500000000  11.5617837263
  5     1,669,887.00  6.7199889873  6.2199889873     355       5   5.0000000000  1.0000000000  3.4803976257  11.7199889873
  5     1,564,982.00  6.9236080671  6.4236080671     356       4   4.8182522227  1.0000000000  2.5214152623  12.2038694375
  5     4,846,100.00  6.9235877303  6.4235877303     357       3   5.0825405997  1.0825405997  2.5252600029  12.0061283300
  5     7,766,700.00  7.0393275780  6.5059961760     358       2   5.0000000000  1.0000000000  2.4593842945  12.0393275780
  5     5,008,668.00  7.0026599287  6.4444228885     359       1   5.0000000000  1.0000000000  2.3341341450  12.0026599287
  5       781,500.00  7.1376359565  6.6376359565     360       0   5.0000000000  1.0000000000  2.3067818298  12.1376359565
  5       194,153.00  6.3750000000  5.8750000000     355       5   5.0000000000  1.0000000000  2.2500000000  11.3750000000
  5       135,992.00  6.8750000000  6.3750000000     356       4   5.0000000000  1.0000000000  2.2500000000  11.8750000000
  5     3,425,932.00  6.6081545109  6.1081545109     355       5   5.0651501548  1.0000000000  2.6373216106  11.6733046657
  5     1,669,648.00  6.7535450586  6.2535450586     356       4   5.0000000000  1.2137863789  2.5232378322  11.7535450586
  5    22,572,900.00  6.8285320584  6.3095601939     357       3   5.0000000000  1.0000000000  2.4122620487  11.8285320584
  5    22,931,791.00  6.8909040249  6.3602842839     358       2   5.0353940955  1.0102913898  2.4301931214  11.9262981204
  5    21,230,320.00  6.8766602953  6.3477946211     359       1   5.0000000000  1.0000000000  2.3866312425  11.8766602953
  5     7,744,874.00  6.6540882718  6.1540882718     360       0   5.0000000000  1.0000000000  2.2558102947  11.6540882718
  5       276,447.00  7.5000000000  7.0000000000     355       5   6.0000000000  1.0000000000  2.2500000000  13.5000000000
  5       839,880.00  7.0436431395  6.5436431395     356       4   5.3046625708  1.0000000000  2.2500000000  12.3483057103
  5       536,730.00  7.3526493768  6.8526493768     358       2   5.7452536657  1.0000000000  2.2500000000  13.0979030425
  5       758,800.00  7.4814839220  6.6984580917     357       3   5.0000000000  1.0000000000  2.2500000000  12.4814839220
  5       180,969.29  6.7500000000  6.2500000000     356       4   5.0000000000  1.0000000000  2.7500000000  11.7500000000
  5     1,057,957.12  7.8320636686  7.3320636686     357       3   5.0000000000  1.0000000000  2.5523941084  12.8320636686
  5     1,137,022.53  7.5579658721  6.4501044349     358       2   5.2427984431  1.0000000000  2.4697479587  12.8007643151
  5       199,823.54  6.6250000000  6.1250000000     359       1   5.0000000000  1.0000000000  2.2500000000  11.6250000000
  5       238,000.00  9.0000000000  7.5500000000     360       0   5.0000000000  1.0000000000  2.2500000000  14.0000000000
  5       493,410.80  6.7694226646  6.2694226646     357       3   5.0000000000  1.0000000000  2.2500000000  11.7694226646
  5       314,928.02  6.5000000000  6.0000000000     358       2   5.0000000000  1.0000000000  2.8750000000  11.5000000000
  5       390,279.20  6.9900000000  6.4900000000     359       1   5.0000000000  1.0000000000  2.2500000000  11.9900000000
  5       196,697.11  6.5000000000  6.0000000000     355       5   5.0000000000  1.0000000000  2.8750000000  11.5000000000
  5       234,869.61  6.3750000000  5.8750000000     356       4   5.0000000000  1.0000000000  2.7500000000  11.3750000000
  5       768,046.51  6.8497545806  6.2161541414     357       3   5.0000000000  1.0000000000  2.2500000000  11.8497545806
  5     2,273,373.31  7.2993764953  6.7470335140     358       2   5.0000000000  1.0000000000  2.2500000000  12.2993764953
  5       638,315.63  7.2845434632  6.1961918822     359       1   5.0000000000  1.0000000000  2.3939958317  12.2845434632
  5       442,900.00  8.2680909912  6.3610916685     360       0   5.0000000000  1.0000000000  2.2500000000  13.2680909912
  5       953,520.00  7.5069322091  7.0069322091     358       2   5.0000000000  1.0000000000  3.2500000000  12.5069322091
  5       234,833.38  6.1250000000  5.6250000000     355       5   5.0000000000  1.0000000000  2.2500000000  11.1250000000

                      ORIGINAL  CUT-OFF   PAYMENT
           RATE       INTEREST   MONTHS    RESET
GROUP      FLOOR     ONLY TERM  TO ROLL  FREQUENCY    INDEX
-----  ------------  ---------  -------  ---------  ----------

  5    2.7500000000     120       115       12      1 Yr LIBOR
  5    2.7500000000     120       115       12      1 Yr LIBOR
  5    2.2500000000     120       118        6      6 Mo LIBOR
  5    2.2500000000     120       116        6      6 Mo LIBOR
  5    2.2500000000     120       117        6      6 Mo LIBOR
  5    2.2500000000     120       118        6      6 Mo LIBOR
  5    2.2500000000     120       118        6      6 Mo LIBOR
  5    2.2500000000       0       118        6      6 Mo LIBOR
  5    3.0000000000     120        32       12      1 Yr LIBOR
  5    4.5000000000     120        32        6      6 Mo LIBOR
  5    4.5000000000     120        32        6      6 Mo LIBOR
  5    2.6250000000     120        31        6      6 Mo LIBOR
  5    2.2500000000     120        32        6      6 Mo LIBOR
  5    2.2500000000     120        33        6      6 Mo LIBOR
  5    2.2500000000     120        35        6      6 Mo LIBOR
  5    8.2500000000      36        28        6      6 Mo LIBOR
  5    3.2500000000       0        31        6      6 Mo LIBOR
  5    4.5000000000       0        32        6      6 Mo LIBOR
  5    5.6400000000       0        34        6      6 Mo LIBOR
  5    7.9900000000       0        33        6      6 Mo LIBOR
  5    2.2500000000       0        34        6      6 Mo LIBOR
  5    3.4719678550     120        55       12      1 Yr LIBOR
  5    2.7721906340     120        56       12      1 Yr LIBOR
  5    3.2500000000     120        57       12      1 Yr LIBOR
  5    2.2500000000      60        56       12      1 Yr LIBOR
  5    3.3362892944     120        55       12      1 Yr LIBOR
  5    3.7093814563     120        56       12      1 Yr LIBOR
  5    2.7500000000      60        55       12      1 Yr LIBOR
  5    2.8750000000     120        55       12      1 Yr LIBOR
  5    3.3662621164     120        56       12      1 Yr LIBOR
  5    2.6204153944     120        55        6      6 Mo LIBOR
  5    2.6105128371     120        56        6      6 Mo LIBOR
  5    2.2500000000     120        57        6      6 Mo LIBOR
  5    2.3341949228     120        58        6      6 Mo LIBOR
  5    2.2500000000     120        59        6      6 Mo LIBOR
  5    2.2500000000     120        60        6      6 Mo LIBOR
  5    3.4803976257     120        55        6      6 Mo LIBOR
  5    2.5214152623     120        56        6      6 Mo LIBOR
  5    2.5252600029     120        57        6      6 Mo LIBOR
  5    2.4593842945     120        58        6      6 Mo LIBOR
  5    2.3341341450     120        59        6      6 Mo LIBOR
  5    2.3067818298     120        60        6      6 Mo LIBOR
  5    2.2500000000      60        55        6      6 Mo LIBOR
  5    2.2500000000      60        56        6      6 Mo LIBOR
  5    2.6373216106     120        55        6      6 Mo LIBOR
  5    2.5232378322     120        56        6      6 Mo LIBOR
  5    2.4122620487     120        57        6      6 Mo LIBOR
  5    2.4250474265     120        58        6      6 Mo LIBOR
  5    2.3882039932     120        59        6      6 Mo LIBOR
  5    2.2558102947     120        60        6      6 Mo LIBOR
  5    2.2500000000     120        55        6      6 Mo LIBOR
  5    2.2500000000     120        56        6      6 Mo LIBOR
  5    2.2500000000     120        58        6      6 Mo LIBOR
  5    2.2500000000     120        57        6      6 Mo LIBOR
  5    2.7500000000       0        56        6      6 Mo LIBOR
  5    2.5523941084       0        57        6      6 Mo LIBOR
  5    2.4697479587       0        58        6      6 Mo LIBOR
  5    2.2500000000       0        59        6      6 Mo LIBOR
  5    2.2500000000       0        60        6      6 Mo LIBOR
  5    2.2500000000       0        57        6      6 Mo LIBOR
  5    2.8750000000       0        58        6      6 Mo LIBOR
  5    2.2500000000       0        59        6      6 Mo LIBOR
  5    2.8750000000       0        55        6      6 Mo LIBOR
  5    2.7500000000       0        56        6      6 Mo LIBOR
  5    2.2500000000       0        57        6      6 Mo LIBOR
  5    2.2500000000       0        58        6      6 Mo LIBOR
  5    2.2500000000       0        59        6      6 Mo LIBOR
  5    2.2500000000       0        60        6      6 Mo LIBOR
  5    2.9563512040     120        82        6      6 Mo LIBOR
  5    2.2500000000     120        79        6      6 Mo LIBOR

BANC OF AMERICA SECURITIES LLC                                                 4

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                      BAFC 2006-H REPLINES (GROUP 5 CONT.)

                                                    CUT-OFF
          CUT-OFF        CURRENT      CURRENT NET  REMAINING
           UNPAID        MORTGAGE      MORTGAGE      TERM TO
         PRINCIPAL       INTEREST      INTEREST      STATED   LOAN     INITIAL      PERIODIC       GROSS           RATE
GROUP     BALANCE          RATE          RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------   ------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

  5       260,000.00   6.3750000000  5.8750000000     357       3   5.0000000000  1.0000000000  2.2500000000  11.3750000000
  5       507,000.00   6.5071499014  6.0071499014     358       2   5.0000000000  1.0000000000  2.2500000000  11.5071499014
  5       620,800.00   6.3563144330  5.8563144330     355       5   3.0000000000  1.0000000000  3.2500000000  11.3563144330
  5       204,000.00   7.5000000000  7.0000000000     354       6   3.0000000000  1.0000000000  6.2500000000  13.5000000000
  5       216,652.00   6.8750000000  6.3750000000     355       5   3.0000000000  1.0000000000  5.2500000000  12.8750000000
  5       635,120.00   6.4912772389  5.9912772389     357       3   3.0000000000  1.0000000000  2.6010990049  12.4912772389
  5       287,200.00   5.8750000000  5.3750000000     357       3   3.0000000000  1.0000000000  2.8750000000  11.8750000000
  5        74,576.77   6.8750000000  6.3750000000     355       5   3.0000000000  1.0000000000  2.3750000000  12.8750000000
  5       174,763.34   7.8750000000  7.3750000000     354       6   3.0000000000  1.0000000000  2.3750000000  13.8750000000
  5       228,800.00   7.1250000000  6.6250000000     358       2   2.0000000000  1.0000000000  3.2500000000  12.1250000000
  5        82,317.00   8.8750000000  8.3750000000     358       2   3.0000000000  1.0000000000  2.2500000000  14.8750000000
  5       227,629.58   6.3750000000  5.8750000000     355       5   2.0000000000  1.0000000000  3.2500000000  11.3750000000
  5       260,666.55   7.7068892710  7.2068892710     358       2   3.9930685007  1.0000000000  2.4155114168  13.0379121046
  5       616,400.00   7.1449545750  6.6449545750     357       3   5.0000000000  2.0000000000  3.2500000000  12.1449545750
  5       175,750.00   7.1250000000  6.6250000000     358       2   5.0000000000  2.0000000000  3.2500000000  12.1250000000
  5       121,432.00   6.8750000000  6.3750000000     357       3   5.0000000000  2.0000000000  3.2500000000  11.8750000000
  5       828,400.00   6.5611419604  6.0611419604     356       4   5.0000000000  2.0000000000  3.2500000000  11.5611419604
  5       628,110.00   6.6724518794  6.1724518794     355       5   5.0000000000  1.0000000000  3.0424089730  11.6724518794
  5       292,000.00   7.7500000000  7.2500000000     357       3   5.0000000000  1.0000000000  2.4143835616  12.7500000000
  5     2,257,680.00   6.9210638797  6.4210638797     358       2   5.0000000000  1.0000000000  3.2500000000  12.1057667606
  5       213,600.00   6.8750000000  6.3750000000     359       1   5.0000000000  1.0000000000  2.2500000000  11.8750000000
  5       415,200.00   6.4857899807  5.9857899807     360       0   5.0000000000  1.0000000000  2.2500000000  11.4857899807
  5       151,112.00   6.5000000000  6.0000000000     355       5   5.0000000000  1.0000000000  2.2500000000  11.5000000000
  5        64,000.00   6.2500000000  5.7500000000     356       4   5.0000000000  1.0000000000  2.2500000000  11.2500000000
  5       151,060.00   6.3750000000  5.8750000000     357       3   5.0000000000  1.0000000000  2.2500000000  11.3750000000
  5       245,000.00   6.8750000000  6.3750000000     358       2   5.0000000000  1.0000000000  2.2500000000  11.8750000000
  5       544,738.00   6.8392456557  6.3392456557     359       1   5.0000000000  1.0000000000  2.2500000000  11.8392456557
  5       148,000.00   6.1250000000  5.6250000000     360       0   5.0000000000  1.0000000000  2.2500000000  11.1250000000
  5       374,611.00   6.7500000000  6.2500000000     356       4   5.0000000000  1.0000000000  2.2500000000  11.7500000000
  5     2,885,462.00   6.6798189077  6.1798189077     357       3   5.0000000000  1.0000000000  2.2500000000  11.6798189077
  5     1,217,299.00   6.8926442887  6.3926442887     358       2   5.0000000000  1.0000000000  2.5638095078  11.8926442887
  5     2,013,130.00   6.9113159607  6.4113159607     359       1   5.0000000000  1.0000000000  2.2500000000  11.9113159607
  5     1,048,069.00   6.9983718868  6.4983718868     360       0   5.0000000000  1.0000000000  2.2500000000  11.9983718868
  5       244,900.00   7.5000000000  7.0000000000     357       3   5.0000000000  1.0000000000  2.2500000000  12.5000000000
  5       174,525.19   7.3750000000  6.8750000000     355       5   5.0000000000  1.0000000000  3.2500000000  12.3750000000
  5       192,368.05   7.5000000000  7.0000000000     357       3   5.0000000000  1.0000000000  3.2500000000  12.5000000000
  5       420,728.37   7.3936933318  6.8936933318     358       2   5.0000000000  1.0000000000  3.1295466835  12.3936933318
  5       213,339.61   7.8765830101  6.7916184983     357       3   5.0000000000  1.0000000000  2.2500000000  12.8765830101
  5       436,923.45   8.3737318997  6.5930012912     359       1   5.0000000000  1.0000000000  2.2500000000  13.3737318997
  5       148,800.00   6.3750000000  5.8750000000     360       0   5.0000000000  1.0000000000  2.2500000000  11.3750000000
  5       417,000.00   6.3750000000  5.8750000000     355       5   3.0000000000  1.0000000000  3.2500000000  11.3750000000
  5       313,560.67   6.5000000000  6.0000000000     355       5   3.0000000000  1.0000000000  4.2500000000  12.5000000000
  5       209,220.00   6.1250000000  5.6250000000     355       5   5.0000000000  1.0000000000  2.7500000000  11.1250000000
  5       671,546.00   6.1961943039  5.6961943039     356       4   5.0000000000  1.0000000000  2.7500000000  11.1961943039
  5       300,000.00   6.5000000000  6.0000000000     357       3   5.0000000000  1.0000000000  2.2500000000  11.5000000000
  5       506,000.00   6.5706521739  6.0706521739     358       2   5.0000000000  1.0000000000  2.2500000000  11.5706521739
  5       237,000.00   6.5000000000  6.0000000000     357       3   6.0000000000  1.0000000000  2.2500000000  11.5000000000
  5       453,928.72   7.2500000000  6.7500000000     357       3   6.0000000000  1.0000000000  2.2500000000  13.2500000000
  5       789,000.00   6.5000000000  6.0000000000     355       5   6.0000000000  1.5120405577  2.2500000000  12.0120405577
  5     1,232,200.00   6.9105055997  6.4105055997     357       3   5.8123681221  1.0000000000  2.2500000000  12.7228737218
  5     1,541,900.00   6.5803472988  6.0803472988     358       2   5.3598158117  1.0000000000  2.2500000000  11.9401631104
  5       469,172.86   6.6555967640  6.1555967640     358       2   6.0000000000  1.0000000000  2.2500000000  12.6555967640
  5       124,800.00   6.6250000000  6.1250000000     355       5   2.0000000000  2.0000000000  2.2500000000  12.6250000000
  5       665,800.00   6.7825923701  6.2825923701     358       2   2.0000000000  2.0000000000  2.2500000000  12.7825923701
  5       105,500.00   6.3750000000  5.8750000000     355       5   2.0000000000  2.0000000000  2.2500000000  12.3750000000
  5       299,610.27   7.3750000000  6.8750000000     357       3   6.0000000000  2.0000000000  2.2500000000  13.3750000000
  5       731,200.00   6.1656181619  5.6656181619     354       6   4.0700218818  1.0000000000  2.2500000000  11.7006291028
  5       100,000.00   5.8750000000  5.3750000000     355       5   6.0000000000  1.0000000000  2.2500000000  11.8750000000
  5     2,834,675.00   6.2834319631  5.7834319631     357       3   3.0000000000  1.0000000000  2.2500000000  11.2834319631
  5     2,586,300.00   6.8423085102  6.3423085102     358       2   4.1843173646  1.0000000000  2.6683582724  12.0387281058
  5       339,200.00   5.7500000000  5.2500000000     359       1   2.0000000000  1.0000000000  2.2500000000  11.7500000000
  5        93,600.00   9.1250000000  8.6250000000     356       4   6.0000000000  1.0000000000  2.2500000000  15.1250000000
  5       839,481.62   7.3190896172  6.6008944517     358       2   4.0214030535  1.0000000000  2.5235054878  13.0242312854
  5    15,182,466.00   6.7594345263  6.2594345263     355       5   5.1292172168  2.0000000000  2.6416543801  12.1882835684
  5    11,922,427.00   6.6778670148  6.1778670148     356       4   5.0000000000  2.0000000000  2.8439056913  11.6778670148
  5    14,508,980.00   6.7291032002  6.2291032002     357       3   5.3752958513  2.0000000000  2.3853968370  12.1722191188
  5    11,323,040.00   6.8679047765  6.3679047765     358       2   5.4388328576  2.0000000000  2.2500000000  12.5650428242
  5     1,526,800.00   6.8324436730  6.3324436730     359       1   5.0000000000  2.0000000000  2.2500000000  11.8324436730
  5     4,466,668.00   6.2423706553  5.7423706553     355       5   5.0000000000  2.0000000000  2.2500000000  11.2423706553
  5     4,809,828.00   6.5531946517  6.0531946517     356       4   5.0000000000  2.0000000000  2.2500000000  11.5531946517

                      ORIGINAL  CUT-OFF   PAYMENT
           RATE       INTEREST   MONTHS    RESET
GROUP      FLOOR     ONLY TERM  TO ROLL  FREQUENCY    INDEX
-----  ------------  ---------  -------  ---------  ----------

  5    2.2500000000     120        81        6      6 Mo LIBOR
  5    2.2500000000     120        82        6      6 Mo LIBOR
  5    2.7471005155     120        19        6      6 Mo LIBOR
  5    7.5000000000     120        18        6      6 Mo LIBOR
  5    2.3750000000     120        19        6      6 Mo LIBOR
  5    2.3750000000     120        21        6      6 Mo LIBOR
  5    2.3750000000     120        21        6      6 Mo LIBOR
  5    2.3750000000       0        19        6      6 Mo LIBOR
  5    7.8750000000       0        18        6      6 Mo LIBOR
  5    3.2500000000     120        34        6      6 Mo LIBOR
  5    2.2500000000     120        34        6      6 Mo LIBOR
  5    3.2500000000       0        31        6      6 Mo LIBOR
  5    2.4155114168       0        34        6      6 Mo LIBOR
  5    3.2500000000     120        57       12      1 Yr LIBOR
  5    3.2500000000     120        58       12      1 Yr LIBOR
  5    3.2500000000      60        57       12      1 Yr LIBOR
  5    3.2500000000     120        56       12      1 Yr LIBOR
  5    3.0424089730     120        55        6      6 Mo LIBOR
  5    2.4760273973     120        57        6      6 Mo LIBOR
  5    3.2500000000     120        58        6      6 Mo LIBOR
  5    2.2500000000     120        59        6      6 Mo LIBOR
  5    2.2500000000     120        60        6      6 Mo LIBOR
  5    2.2500000000     120        55        6      6 Mo LIBOR
  5    2.2500000000     120        56        6      6 Mo LIBOR
  5    2.2500000000     120        57        6      6 Mo LIBOR
  5    2.2500000000     120        58        6      6 Mo LIBOR
  5    2.2500000000     120        59        6      6 Mo LIBOR
  5    2.2500000000     120        60        6      6 Mo LIBOR
  5    2.2500000000     120        56        6      6 Mo LIBOR
  5    2.2500000000     120        57        6      6 Mo LIBOR
  5    2.5638095078     120        58        6      6 Mo LIBOR
  5    2.2500000000     120        59        6      6 Mo LIBOR
  5    2.2500000000     120        60        6      6 Mo LIBOR
  5    2.2500000000     120        57        6      6 Mo LIBOR
  5    3.2500000000       0        55        6      6 Mo LIBOR
  5    3.2500000000       0        57        6      6 Mo LIBOR
  5    3.1123390669       0        58        6      6 Mo LIBOR
  5    2.2500000000       0        57        6      6 Mo LIBOR
  5    2.2500000000       0        59        6      6 Mo LIBOR
  5    2.2500000000       0        60        6      6 Mo LIBOR
  5    3.2500000000     120        19        6      6 Mo LIBOR
  5    6.5000000000       0        19        6      6 Mo LIBOR
  5    2.7500000000     120       115       12      1 Yr LIBOR
  5    2.7500000000     120       116       12      1 Yr LIBOR
  5    2.2500000000     120       117       12      1 Yr LIBOR
  5    2.2500000000     120       118       12      1 Yr LIBOR
  5    2.2500000000      60       117       12      1 Yr LIBOR
  5    2.2500000000       0       117       12      1 Yr LIBOR
  5    2.2500000000     120       115        6      6 Mo LIBOR
  5    2.2500000000     120       117        6      6 Mo LIBOR
  5    2.2500000000     120       118        6      6 Mo LIBOR
  5    2.2500000000       0       118        6      6 Mo LIBOR
  5    2.2500000000     120        31       12      1 Yr LIBOR
  5    2.2500000000     120        34       12      1 Yr LIBOR
  5    2.2500000000      36        31       12      1 Yr LIBOR
  5    2.2500000000       0        33       12      1 Yr LIBOR
  5    2.2500000000     120        30        6      6 Mo LIBOR
  5    2.2500000000     120        31        6      6 Mo LIBOR
  5    2.2500000000     120        33        6      6 Mo LIBOR
  5    2.8184278699     120        34        6      6 Mo LIBOR
  5    2.2500000000     120        35        6      6 Mo LIBOR
  5    2.2500000000       0        32        6      6 Mo LIBOR
  5    2.5235054878       0        34        6      6 Mo LIBOR
  5    2.6586230827     120        55       12      1 Yr LIBOR
  5    2.8439056913     120        56       12      1 Yr LIBOR
  5    2.3853968370     120        57       12      1 Yr LIBOR
  5    2.2500000000     120        58       12      1 Yr LIBOR
  5    2.2500000000     120        59       12      1 Yr LIBOR
  5    2.2500000000      60        55       12      1 Yr LIBOR
  5    2.2500000000      60        56       12      1 Yr LIBOR

BANC OF AMERICA SECURITIES LLC                                                 5

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                      BAFC 2006-H REPLINES (GROUP 5 CONT.)

                                                    CUT-OFF
          CUT-OFF         CURRENT     CURRENT NET  REMAINING
           UNPAID        MORTGAGE      MORTGAGE      TERM TO
         PRINCIPAL       INTEREST      INTEREST      STATED   LOAN     INITIAL      PERIODIC        GROSS          RATE
GROUP     BALANCE          RATE          RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------   ------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

  5     4,540,350.00   6.7255883357  6.2255883357     357       3   5.0000000000  2.0000000000  2.9341102558  11.7255883357
  5       952,000.00   6.7962184874  6.2962184874     358       2   3.8907563025  2.0000000000  2.2500000000  11.7962184874
  5       727,770.00   6.3425607249  5.8425607249     355       5   4.2449017272  2.0000000000  2.3334785440  11.3425607249
  5       718,108.47   6.6829324005  6.1829324005     356       4   5.0000000000  2.0000000000  2.8105801690  11.6829324005
  5     1,558,151.21   6.6818440803  6.1818440803     357       3   2.6145530317  2.0000000000  2.4548510106  12.2870963844
  5     1,313,925.21   6.7462992062  6.2462992062     358       2   5.3162093983  2.0000000000  2.2500000000  12.4424065440
  5     6,506,529.00   6.7712632150  6.2712632150     355       5   5.0230808162  1.0491813684  2.6955636792  11.9843070668
  5    12,746,787.00   6.9589797511  6.4589797511     356       4   5.0000000000  1.0000000000  2.3145809803  11.9893190045
  5    38,274,195.00   6.8787406796  6.3603510832     357       3   5.1265186636  1.0045461439  2.3772460139  12.0052593431
  5    45,670,023.00   6.9145283286  6.3864166523     358       2   5.2904512003  1.0000000000  2.5082406462  12.2121264489
  5    16,724,612.00   7.0032663389  6.4290796050     359       1   5.0000000000  1.0000000000  2.3651446742  12.0032663389
  5     5,833,700.00   6.8543036581  6.2383600888     360       0   5.0000000000  1.0000000000  2.2835978881  11.8543036581
  5       360,000.00   8.0000000000  7.5000000000     355       5   5.0000000000  2.0000000000  4.3750000000  13.0000000000
  5     1,953,459.20   7.1029730023  6.6029730023     355       5   5.0000000000  1.1558735601  3.0621135605  12.2588465624
  5     1,133,007.65   6.9295292324  6.1988703773     357       3   5.0000000000  1.0000000000  2.2500000000  11.9295292324
  5     5,358,311.92   7.4631868753  6.8443361836     358       2   5.2950865764  1.1254046629  2.5092034848  12.7582734517
  5     2,778,753.26   7.0267008211  6.2264722757     359       1   5.0000000000  1.0000000000  2.4054654047  12.0267008211
  5     1,882,000.00   7.2373738045  6.4296426674     360       0   5.0000000000  1.0000000000  2.2500000000  12.2373738045
  5     1,132,788.67   6.9346162731  6.4346162731     355       5   5.6843524839  1.7774953116  2.3612523442  12.4192547097
  5       855,527.79   6.0724004959  5.5724004959     356       4   5.0000000000  1.2619652367  2.5291758933  11.0724004959
  5       207,446.41   6.6250000000  6.1250000000     357       3   6.0000000000  1.0000000000  2.2500000000  12.6250000000
  5       771,056.41   6.5675534232  6.0675534232     358       2   5.4595726141  1.4595726141  2.2500000000  12.0271260374
  5       320,000.00   6.5000000000  6.0000000000     359       1   5.0000000000  1.0000000000  2.2500000000  11.5000000000
  5       920,750.00   7.1538148249  6.6538148249     355       5   6.0000000000  1.0000000000  2.2500000000  13.1538148249
  5     2,676,400.00   6.5869638320  6.0869638320     357       3   5.5668061575  1.1528172172  2.2500000000  12.1537699895
  5     1,131,100.00   6.5212624878  6.0212624878     358       2   5.0000000000  1.0000000000  2.2500000000  11.5212624878
  5       240,000.00   7.1250000000  6.6250000000     357       3   3.0000000000  1.0000000000  2.7500000000  13.1250000000
  5       614,026.62   8.6820363769  8.1820363769     355       5   3.0000000000  1.0000000000  5.6026883370  14.6820363769
  5       415,916.84   6.7500000000  6.2500000000     357       3   3.0000000000  1.0000000000  2.3750000000  12.7500000000
  5       760,513.08   8.5176952407  8.0176952407     358       2   3.0000000000  1.0000000000  6.2564346033  14.5176952407
  5       482,000.00  10.1250000000  9.6250000000     359       1   3.0000000000  1.0000000000  8.0000000000  16.1250000000
  5       754,000.00   6.7516578249  6.2516578249     357       3   6.0000000000  1.3183023873  2.2500000000  12.7516578249
  5     1,482,600.00   6.6777114529  6.1777114529     358       2   6.0000000000  2.0000000000  2.2500000000  12.6777114529
  5       415,968.57   7.0000000000  6.5000000000     357       3   6.0000000000  1.0000000000  2.2500000000  13.0000000000
  5       204,800.00   7.1250000000  6.6250000000     356       4   5.0000000000  1.0000000000  2.2500000000  12.1250000000
  5       397,000.00   6.2500000000  5.7500000000     357       3   5.0000000000  1.0000000000  2.2500000000  11.2500000000
  5       633,000.00   6.9721563981  6.4721563981     358       2   6.0000000000  1.5308056872  2.2500000000  12.9721563981
  5       343,209.90   7.3750000000  6.8750000000     357       3   2.0000000000  2.0000000000  2.2500000000  13.3750000000
  5       239,200.00   6.0000000000  5.5000000000     355       5   6.0000000000  1.0000000000  2.2500000000  12.0000000000
  5       593,750.00   6.5065789474  6.0065789474     356       4   5.0000000000  2.0000000000  3.2500000000  11.5065789474
  5     5,676,550.00   6.6587892294  6.1587892294     355       5   5.5897860496  2.0000000000  2.2500000000  12.6173908448
  5     2,894,217.00   6.8824962416  6.3824962416     356       4   5.2048972140  2.0000000000  2.9428298742  12.0873934556
  5     8,749,942.00   6.7074098891  6.2074098891     357       3   5.4700764874  2.0000000000  2.5707678405  12.3201158933
  5     7,273,660.00   6.7659427991  6.2659427991     358       2   5.0221154137  2.0000000000  2.3049929472  12.7109498519
  5     1,969,150.00   6.5838337608  6.0838337608     357       3   5.0000000000  2.0000000000  3.1169476678  11.5838337608
  5       415,184.55   6.7500000000  6.2500000000     355       5   2.0000000000  2.0000000000  2.2500000000  12.7500000000
  5     1,045,326.48   6.7536024092  6.2536024092     357       3   2.7167145618  2.0000000000  2.4889048539  12.5146975553
  5       119,807.51   7.1250000000  6.6250000000     358       2   6.0000000000  2.0000000000  2.2500000000  13.1250000000
  5       346,232.00   6.7500000000  6.2500000000     355       5   5.0000000000  1.0000000000  2.2500000000  11.7500000000
  5       510,250.00   6.3750000000  5.8750000000     358       2   5.0000000000  1.0000000000  3.2500000000  11.3750000000
  5     1,053,250.00   6.6425824828  6.1425824828     355       5   5.7664372181  1.0000000000  2.6295395205  12.4090197009
  5       372,000.00   7.3750000000  6.8750000000     359       1   5.0000000000  1.0000000000  2.2500000000  12.3750000000
  5     1,599,150.00   6.8075227465  6.3075227465     355       5   5.6553481537  1.3446518463  2.2500000000  12.8075227465
  5     1,291,226.00   6.9201315262  6.4201315262     356       4   5.2808772438  1.0000000000  2.3250062344  12.6802819568
  5     1,467,100.00   6.9508724695  6.4508724695     357       3   5.2006679845  1.0000000000  2.4309692591  12.1515404540
  5     3,172,820.00   6.9600024584  6.4020111447     358       2   5.4528211496  1.0000000000  2.3086229285  12.4128236080
  5       969,600.00   6.7432962046  6.2432962046     359       1   5.0000000000  1.0000000000  2.2500000000  11.7432962046
  5       171,200.00   6.8750000000  6.3750000000     360       0   5.0000000000  1.0000000000  2.2500000000  11.8750000000
  5       398,500.00   6.6250000000  6.1250000000     358       2   6.0000000000  2.0000000000  2.2500000000  12.6250000000
  5       221,400.00   6.1250000000  5.6250000000     360       0   5.0000000000  1.0000000000  2.2500000000  11.1250000000
  5       387,926.81   7.1654426289  6.4125821839     358       2   5.0000000000  1.0000000000  2.2500000000  12.1654426289
  5       517,947.09   7.2500000000  6.7500000000     355       5   6.0000000000  2.0000000000  2.2500000000  13.2500000000
  5     1,222,483.06   7.0406921896  6.5406921896     357       3   6.0000000000  1.3267185805  2.2500000000  13.0406921896
  5     1,310,726.06   6.7557000183  6.2557000183     358       2   5.6876620123  1.0000000000  2.2500000000  12.4433620306
  5       642,400.00   6.6648505604  6.1648505604     355       5   6.0000000000  1.0000000000  2.2500000000  12.6648505604
  5       320,000.00   6.8750000000  6.3750000000     356       4   6.0000000000  1.0000000000  2.2500000000  12.8750000000
  5       382,694.00   6.9900000000  6.4900000000     356       4   2.0000000000  1.0000000000  4.9900000000  12.9900000000
  5       393,600.00   5.8750000000  5.3750000000     359       1   3.0000000000  1.0000000000  2.8750000000  11.8750000000
  5       172,000.00   7.5000000000  7.0000000000     356       4   5.0000000000  2.0000000000  3.2500000000  12.5000000000
  5       172,500.00   6.6250000000  6.1250000000     357       3   5.0000000000  2.0000000000  3.2500000000  11.6250000000

                       ORIGINAL  CUT-OFF   PAYMENT
            RATE       INTEREST   MONTHS    RESET
GROUP      FLOOR      ONLY TERM  TO ROLL  FREQUENCY    INDEX
-----  -------------  ---------  -------  ---------  ----------

  5     2.9341102558      60        57       12      1 Yr LIBOR
  5     2.2500000000      60        58       12      1 Yr LIBOR
  5     2.3334785440       0        55       12      1 Yr LIBOR
  5     2.8105801690       0        56       12      1 Yr LIBOR
  5     2.4548510106       0        57       12      1 Yr LIBOR
  5     2.2500000000       0        58       12      1 Yr LIBOR
  5     2.6955636792     120        55        6      6 Mo LIBOR
  5     2.3315264270     120        56        6      6 Mo LIBOR
  5     2.3778234265     120        57        6      6 Mo LIBOR
  5     2.5013734502     120        58        6      6 Mo LIBOR
  5     2.3651446742     120        59        6      6 Mo LIBOR
  5     2.2835978881     120        60        6      6 Mo LIBOR
  5     4.3750000000      60        55        6      6 Mo LIBOR
  5     3.0621135605       0        55        6      6 Mo LIBOR
  5     2.2500000000       0        57        6      6 Mo LIBOR
  5     2.5092034848       0        58        6      6 Mo LIBOR
  5     2.4054654047       0        59        6      6 Mo LIBOR
  5     2.2500000000       0        60        6      6 Mo LIBOR
  5     2.3612523442       0        79       12      1 Yr LIBOR
  5     2.5291758933       0        80       12      1 Yr LIBOR
  5     2.2500000000       0        81       12      1 Yr LIBOR
  5     2.2500000000       0        82       12      1 Yr LIBOR
  5     2.2500000000       0        83       12      1 Yr LIBOR
  5     2.2500000000     120        79        6      6 Mo LIBOR
  5     2.2500000000     120        81        6      6 Mo LIBOR
  5     2.2500000000     120        82        6      6 Mo LIBOR
  5     2.7500000000      60        21        6      6 Mo LIBOR
  5     6.6937636718       0        19        6      6 Mo LIBOR
  5     2.3750000000       0        21        6      6 Mo LIBOR
  5     8.5176952407       0        22        6      6 Mo LIBOR
  5    10.1250000000       0        23        6      6 Mo LIBOR
  5     2.2500000000     120       117       12      1 Yr LIBOR
  5     2.2500000000     120       118       12      1 Yr LIBOR
  5     2.2500000000       0       117       12      1 Yr LIBOR
  5     2.2500000000     120       116        6      6 Mo LIBOR
  5     2.2500000000     120       117        6      6 Mo LIBOR
  5     2.2500000000     120       118        6      6 Mo LIBOR
  5     2.2500000000       0        33       12      1 Yr LIBOR
  5     2.2500000000     120        31        6      6 Mo LIBOR
  5     3.2500000000     120        56       12      1 Yr LIBOR
  5     2.2500000000     120        55       12      1 Yr LIBOR
  5     2.9428298742     120        56       12      1 Yr LIBOR
  5     2.5707678405     120        57       12      1 Yr LIBOR
  5     2.3049929472     120        58       12      1 Yr LIBOR
  5     3.1169476678      60        57       12      1 Yr LIBOR
  5     2.2500000000       0        55       12      1 Yr LIBOR
  5     2.4889048539       0        57       12      1 Yr LIBOR
  5     2.2500000000       0        58       12      1 Yr LIBOR
  5     2.2500000000     120        55        6      6 Mo LIBOR
  5     3.2500000000     120        58        6      6 Mo LIBOR
  5     2.6295395205     120        55        6      6 Mo LIBOR
  5     2.2500000000     120        59        6      6 Mo LIBOR
  5     2.2500000000     120        55        6      6 Mo LIBOR
  5     2.2800876841     120        56        6      6 Mo LIBOR
  5     2.4309692591     120        57        6      6 Mo LIBOR
  5     2.3086229285     120        58        6      6 Mo LIBOR
  5     2.2500000000     120        59        6      6 Mo LIBOR
  5     2.2500000000     120        60        6      6 Mo LIBOR
  5     2.2500000000     120        58        6      6 Mo LIBOR
  5     2.2500000000     120        60        6      6 Mo LIBOR
  5     2.2500000000       0        58        6      6 Mo LIBOR
  5     2.2500000000     120        79       12      1 Yr LIBOR
  5     2.2500000000       0        81       12      1 Yr LIBOR
  5     2.2500000000       0        82       12      1 Yr LIBOR
  5     2.2500000000     120        79        6      6 Mo LIBOR
  5     2.2500000000     120        80        6      6 Mo LIBOR
  5     4.9900000000      60        20        6      6 Mo LIBOR
  5     2.8750000000     120        23        6      6 Mo LIBOR
  5     3.2500000000     120        56       12      1 Yr LIBOR
  5     3.2500000000      60        57       12      1 Yr LIBOR

BANC OF AMERICA SECURITIES LLC                                                 6

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                      BAFC 2006-H REPLINES (GROUP 5 CONT.)

                                                    CUT-OFF
          CUT-OFF         CURRENT     CURRENT NET  REMAINING
           UNPAID        MORTGAGE      MORTGAGE     TERM TO
         PRINCIPAL       INTEREST      INTEREST      STATED   LOAN     INITIAL      PERIODIC        GROSS          RATE
GROUP     BALANCE          RATE          RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------   ------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

  5       168,000.00   6.5000000000  6.0000000000     356       4   5.0000000000  2.0000000000  3.2500000000  11.5000000000
  5       339,300.00   6.7500000000  6.2500000000     357       3   6.0000000000  2.0000000000  2.2500000000  12.7500000000
  5       345,200.00   6.0000000000  5.5000000000     355       5   3.0000000000  1.0000000000  2.2500000000  11.0000000000
  5       244,000.00   6.8750000000  6.3750000000     357       3   5.0000000000  1.0000000000  2.2500000000  11.8750000000
  5     1,046,800.00   6.5174579671  6.0174579671     357       3   5.0000000000  1.0000000000  2.2500000000  11.5174579671
  5       606,000.00   6.6703795380  6.1703795380     358       2   5.0000000000  1.0000000000  2.2500000000  11.6703795380
  5       569,180.00   6.4662453003  5.9662453003     359       1   5.0000000000  1.0000000000  2.2500000000  11.4662453003
  5       264,351.31   4.8750000000  4.3750000000     355       5   5.0000000000  1.0000000000  3.0000000000   9.8750000000
  5       185,543.27   5.8750000000  5.6250000000     346      14   5.0000000000  2.0000000000  2.7500000000  10.8750000000
  5       224,000.00   6.2500000000  6.0000000000     349      11   5.0000000000  2.0000000000  2.7500000000  11.2500000000
  5        80,910.47   6.5000000000  6.2500000000     350      10   5.0000000000  2.0000000000  2.7500000000  11.5000000000
  5       105,300.00   6.7500000000  6.5000000000     351       9   5.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       258,490.82   6.4323037758  6.1823037758     352       8   5.0000000000  2.0000000000  2.7500000000  11.4323037758
  5       505,296.10   6.6563188198  6.4063188198     356       4   5.0000000000  2.0000000000  2.7500000000  11.6563188198
  5       723,607.44   6.1250000000  5.7500000000     353       7   5.0000000000  2.0000000000  2.7500000000  11.1250000000
  5       818,920.00   7.1230401016  6.8730401016     355       5   5.0000000000  2.0000000000  2.2500000000  12.1230401016
  5     1,300,512.17   6.5801340204  6.2325102216     356       4   5.0000000000  2.0000000000  2.4554552323  11.5801340204
  5       323,750.00   5.7500000000  5.5000000000     357       3   5.0000000000  2.0000000000  2.2500000000  10.7500000000
  5       360,000.00   6.8750000000  6.6250000000     359       1   5.0000000000  2.0000000000  2.2500000000  11.8750000000
  5       198,991.80   6.0000000000  5.7500000000     355       5   5.0000000000  2.0000000000  2.2500000000  11.0000000000
  5       239,125.08   6.5000000000  6.2500000000     356       4   5.0000000000  2.0000000000  2.2500000000  11.5000000000
  5       336,042.42   6.7500000000  6.5000000000     358       2   5.0000000000  2.0000000000  2.2500000000  11.7500000000
  5        81,800.00   7.1250000000  6.8750000000     353       7   5.0000000000  1.0000000000  2.2500000000  12.1250000000
  5       217,900.00   5.7500000000  5.5000000000     348      12   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       175,000.00   5.7500000000  5.5000000000     349      11   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       382,619.92   5.7500000000  5.5000000000     350      10   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       422,436.85   5.7500000000  5.5000000000     351       9   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       755,408.22   5.7500000000  5.5000000000     350      10   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       214,307.43   5.7500000000  5.5000000000     342      18   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       177,285.43   5.7500000000  5.5000000000     345      15   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       135,825.66   5.7500000000  5.5000000000     346      14   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       142,571.58   5.7500000000  5.5000000000     350      10   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       389,384.24   5.7500000000  5.5000000000     351       9   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       198,845.24   5.7500000000  5.5000000000     346      14   6.0000000000  2.0000000000  2.2500000000  11.7500000000
  5        96,796.00   5.7500000000  5.5000000000     348      12   6.0000000000  2.0000000000  2.2500000000  11.7500000000
  5       305,000.00   6.5000000000  6.1250000000     357       3   2.0000000000  2.0000000000  2.2500000000  12.5000000000
  5       493,583.59   6.2500000000  5.8750000000     356       4   2.0000000000  2.0000000000  2.2500000000  12.2500000000
  5       714,792.09   6.8750000000  6.5000000000     357       3   2.0000000000  2.0000000000  2.2500000000  12.8750000000
  5        66,397.00   7.6250000000  7.2500000000     359       1   2.0000000000  2.0000000000  2.2500000000  13.6250000000
  5       337,413.21   6.0179997361  5.7679997361     351       9   5.0000000000  2.0000000000  2.7500000000  11.0179997361
  5       379,000.00   6.6250000000  6.3750000000     356       4   5.0000000000  2.0000000000  2.7500000000  11.6250000000
  5       105,383.01   5.1250000000  4.8750000000     340      20   5.0000000000  2.0000000000  2.7500000000  10.1250000000
  5       325,973.64   6.0052583930  5.7552583930     349      11   5.0000000000  2.0000000000  2.7500000000  11.0052583930
  5       176,000.00   6.5000000000  6.2500000000     350      10   5.0000000000  2.0000000000  2.7500000000  11.5000000000
  5       195,000.00   5.8750000000  5.6250000000     355       5   5.0000000000  2.0000000000  2.7500000000  10.8750000000
  5       215,591.40   6.8750000000  6.6250000000     356       4   5.0000000000  2.0000000000  2.7500000000  11.8750000000
  5       332,647.62   6.6250000000  6.3750000000     356       4   5.0000000000  2.0000000000  2.7500000000  11.6250000000
  5     6,230,261.13   6.2923595993  5.9213628420     355       5   5.0000000000  2.0000000000  2.2610749772  11.2923595993
  5    12,051,735.66   6.4857661059  6.1012663822     356       4   5.0000000000  2.0000000000  2.3596640662  11.4857661059
  5     7,012,069.67   6.5309944642  6.1882161534     357       3   5.0000000000  2.0000000000  2.3123660375  11.5309944642
  5       246,400.00   5.1651785714  4.9151785714     353       7   5.0000000000  2.0000000000  2.2500000000  10.1651785714
  5       558,042.85   6.6939318482  6.4439318482     356       4   5.0000000000  2.0000000000  2.2500000000  11.6939318482
  5     1,364,617.30   6.9740325914  6.7240325914     357       3   5.0000000000  2.0000000000  2.2500000000  11.9740325914
  5       622,850.00   7.1665328731  6.9165328731     358       2   5.0000000000  2.0000000000  2.2500000000  12.1665328731
  5       941,496.00   6.8922034719  6.6422034719     359       1   5.0000000000  2.0000000000  2.2500000000  11.8922034719
  5       404,529.22   6.2500000000  6.0000000000     348      12   5.0000000000  2.0000000000  2.2500000000  11.2500000000
  5       298,815.62   7.2500000000  7.0000000000     354       6   5.0000000000  2.0000000000  2.2500000000  12.2500000000
  5       283,457.46   7.0000000000  5.6500000000     355       5   5.0000000000  2.0000000000  3.5000000000  12.0000000000
  5       448,296.87   5.9778444918  5.2022155508     356       4   5.0000000000  2.0000000000  2.2500000000  10.9778444918
  5       951,217.83   6.3664637783  6.1164637783     357       3   5.0000000000  2.0000000000  2.2500000000  11.3664637783
  5       239,596.95   7.2500000000  7.0000000000     358       2   5.0000000000  2.0000000000  2.2500000000  12.2500000000
  5     1,768,248.00   6.6903085710  6.4403085710     359       1   5.0000000000  2.0000000000  2.2500000000  11.6903085710
  5       323,460.00   6.0000000000  5.7500000000     342      18   5.0000000000  1.0000000000  2.2500000000  11.0000000000
  5       164,999.82   7.0000000000  6.7500000000     351       9   6.0000000000  2.0000000000  2.2500000000  13.0000000000
  5       153,600.00   5.8750000000  5.6250000000     352       8   2.0000000000  2.0000000000  2.2500000000  11.8750000000
  5       540,000.00   6.7083333333  6.4583333333     353       7   6.0000000000  2.0000000000  5.2083333333  12.7083333333
  5       228,000.00   6.5000000000  6.2500000000     353       7   6.0000000000  2.0000000000  2.2500000000  12.5000000000
  5       513,489.86   6.3263403585  6.0763403585     351       9   4.1678313959  1.3892771320  3.0897439435  12.3263403585
  5       991,900.00   6.6350564573  6.3850564573     353       7   6.0000000000  2.0000000000  2.3709295292  12.6350564573
  5       232,168.12   6.7500000000  6.5000000000     352       8   5.0000000000  1.0000000000  3.2500000000  11.7500000000

                      ORIGINAL  CUT-OFF   PAYMENT
           RATE       INTEREST   MONTHS    RESET
GROUP      FLOOR     ONLY TERM  TO ROLL  FREQUENCY    INDEX
-----  ------------  ---------  -------  ---------  ----------

  5    3.2500000000     120        56       12      1 Yr LIBOR
  5    2.2500000000     120        57       12      1 Yr LIBOR
  5    2.2500000000     120        55        6      6 Mo LIBOR
  5    2.2500000000     120        57        6      6 Mo LIBOR
  5    2.2500000000     120        57        6      6 Mo LIBOR
  5    2.2500000000     120        58        6      6 Mo LIBOR
  5    2.2500000000     120        59        6      6 Mo LIBOR
  5    3.0000000000       0        55        6      6 Mo LIBOR
  5    2.7500000000     120       106       12        1 Yr CMT
  5    2.7500000000     120       109       12        1 Yr CMT
  5    2.7500000000     120       110       12        1 Yr CMT
  5    2.7500000000     120       111       12        1 Yr CMT
  5    2.7500000000     120       112       12        1 Yr CMT
  5    2.7500000000     120       116       12        1 Yr CMT
  5    2.7500000000     120       113       12      1 Yr LIBOR
  5    2.2500000000     120       115       12      1 Yr LIBOR
  5    2.4554552323     120       116       12      1 Yr LIBOR
  5    2.2500000000     120       117       12      1 Yr LIBOR
  5    2.2500000000     120       119       12      1 Yr LIBOR
  5    2.2500000000       0       115       12      1 Yr LIBOR
  5    2.2500000000       0       116       12      1 Yr LIBOR
  5    2.2500000000       0       118       12      1 Yr LIBOR
  5    2.2500000000     120       113        6      6 Mo LIBOR
  5    2.7500000000     120        24       12        1 Yr CMT
  5    2.7500000000     120        25       12        1 Yr CMT
  5    2.7500000000     120        26       12        1 Yr CMT
  5    2.7500000000     120        27       12        1 Yr CMT
  5    2.7500000000      36        26       12        1 Yr CMT
  5    2.7500000000       0        18       12        1 Yr CMT
  5    2.7500000000       0        21       12        1 Yr CMT
  5    2.7500000000       0        22       12        1 Yr CMT
  5    2.7500000000       0        26       12        1 Yr CMT
  5    2.7500000000       0        27       12        1 Yr CMT
  5    2.2500000000      36        22       12      1 Yr LIBOR
  5    2.2500000000      36        24       12      1 Yr LIBOR
  5    2.2500000000      36        33       12      1 Yr LIBOR
  5    2.2500000000       0        32       12      1 Yr LIBOR
  5    2.2500000000       0        33       12      1 Yr LIBOR
  5    2.2500000000       0        35       12      1 Yr LIBOR
  5    2.7500000000     120        51       12        1 Yr CMT
  5    2.7500000000     120        56       12        1 Yr CMT
  5    2.7500000000      60        40       12        1 Yr CMT
  5    2.7500000000      60        49       12        1 Yr CMT
  5    2.7500000000      60        50       12        1 Yr CMT
  5    2.7500000000      60        55       12        1 Yr CMT
  5    2.7500000000      60        56       12        1 Yr CMT
  5    2.7500000000       0        56       12        1 Yr CMT
  5    2.2610749772     120        55       12      1 Yr LIBOR
  5    2.3596640662     120        56       12      1 Yr LIBOR
  5    2.3123660375     120        57       12      1 Yr LIBOR
  5    2.2500000000      60        53       12      1 Yr LIBOR
  5    2.2500000000      60        56       12      1 Yr LIBOR
  5    2.2500000000      60        57       12      1 Yr LIBOR
  5    2.2500000000      60        58       12      1 Yr LIBOR
  5    2.2500000000      60        59       12      1 Yr LIBOR
  5    2.2500000000       0        48       12      1 Yr LIBOR
  5    2.2500000000       0        54       12      1 Yr LIBOR
  5    3.5000000000       0        55       12      1 Yr LIBOR
  5    2.2500000000       0        56       12      1 Yr LIBOR
  5    2.2500000000       0        57       12      1 Yr LIBOR
  5    2.2500000000       0        58       12      1 Yr LIBOR
  5    2.2500000000       0        59       12      1 Yr LIBOR
  5    2.2500000000     120        42        6      6 Mo LIBOR
  5    2.2500000000     120        51        6      6 Mo LIBOR
  5    2.2500000000     120        52        6      6 Mo LIBOR
  5    5.2083333333     120        53        6      6 Mo LIBOR
  5    2.2500000000     120        53        6      6 Mo LIBOR
  5    3.0897439435     120        51        6      6 Mo LIBOR
  5    2.3709295292     120        53        6      6 Mo LIBOR
  5    3.2500000000       0        52        6      6 Mo LIBOR

BANC OF AMERICA SECURITIES LLC                                                 7

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                      BAFC 2006-H REPLINES (GROUP 5 CONT.)

                                                    CUT-OFF
          CUT-OFF        CURRENT      CURRENT NET  REMAINING
           UNPAID        MORTGAGE      MORTGAGE      TERM TO
         PRINCIPAL       INTEREST      INTEREST      STATED   LOAN     INITIAL      PERIODIC        GROSS          RATE
GROUP     BALANCE          RATE          RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------  -------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

  5       321,678.19   6.3750000000  6.1250000000     353       7   6.0000000000  2.0000000000  2.2500000000  12.3750000000
  5       239,946.00   6.7500000000  6.5000000000     349      11   5.0000000000  2.0000000000  2.7500000000  11.7500000000
  5       586,703.00   5.6678634675  5.4178634675     355       5   5.0000000000  2.0000000000  2.2500000000  10.6678634675
  5       726,553.79   6.5333351248  6.2833351248     356       4   5.0000000000  2.0000000000  2.2500000000  11.5333351248
  5       432,400.00   6.6921831637  6.4421831637     357       3   5.0000000000  2.0000000000  2.2500000000  11.6921831637
  5       523,800.00   6.5000000000  6.2500000000     356       4   5.0000000000  2.0000000000  2.2500000000  11.5000000000
  5       414,320.00   6.3750000000  6.1250000000     357       3   5.0000000000  2.0000000000  2.2500000000  11.3750000000
  5       448,000.00   6.7500000000  6.5000000000     359       1   5.0000000000  2.0000000000  2.2500000000  11.7500000000
  5       135,342.46   6.8750000000  6.6250000000     354       6   5.0000000000  2.0000000000  2.2500000000  11.8750000000
  5       925,096.31   6.6893645295  6.4393645295     355       5   5.0000000000  2.0000000000  2.2500000000  11.6893645295
  5     1,565,853.83   6.9071755253  6.4919269562     356       4   5.0000000000  2.0000000000  2.4408024715  11.9071755253
  5       938,562.02   6.7680263993  6.5180263993     357       3   5.0000000000  2.0000000000  2.2500000000  11.7680263993
  5       701,310.51   7.2186411284  6.9686411284     358       2   5.0000000000  2.0000000000  2.2500000000  12.2186411284
  5       957,051.00   6.8416751040  6.5916751040     359       1   5.0000000000  2.0000000000  2.2500000000  11.8416751040
  5       123,171.77   5.6250000000  5.3750000000     354       6   5.0000000000  2.0000000000  2.2500000000  10.6250000000
  5       423,100.00   6.3526057670  5.9776057670     347      13   5.6473942330  5.6473942330  1.2276057670  12.0000000000
  5       305,196.39   6.0000000000  5.6250000000     349      11   1.0000000000  1.0000000000  1.8750000000  11.0000000000

                      ORIGINAL  CUT-OFF   PAYMENT
           RATE       INTEREST   MONTHS    RESET
GROUP      FLOOR     ONLY TERM  TO ROLL  FREQUENCY    INDEX
-----  ------------  ---------  -------  ---------  ----------

  5    2.2500000000      0         53         6     6 Mo LIBOR
  5    2.7500000000     120        73        12       1 Yr CMT
  5    2.2500000000     120        79        12     1 Yr LIBOR
  5    2.2500000000     120        80        12     1 Yr LIBOR
  5    2.2500000000     120        81        12     1 Yr LIBOR
  5    2.2500000000      84        80        12     1 Yr LIBOR
  5    2.2500000000      84        81        12     1 Yr LIBOR
  5    2.2500000000      84        83        12     1 Yr LIBOR
  5    2.2500000000       0        78        12     1 Yr LIBOR
  5    2.2500000000       0        79        12     1 Yr LIBOR
  5    2.4408024715       0        80        12     1 Yr LIBOR
  5    2.2500000000       0        81        12     1 Yr LIBOR
  5    2.2500000000       0        82        12     1 Yr LIBOR
  5    2.2500000000       0        83        12     1 Yr LIBOR
  5    2.2500000000       0        41        12     1 Yr LIBOR
  5    1.2276057670     120         1         1     1 Mo LIBOR
  5    1.8750000000       0         1         6     6 Mo LIBOR

BANC OF AMERICA SECURITIES LLC                                                 8

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                         BAFC 2006-H REPLINES (GROUP 6)

                                                    CUT-OFF
          CUT-OFF        CURRENT      CURRENT NET  REMAINING
           UNPAID       MORTGAGE       MORTGAGE      TERM TO
         PRINCIPAL      INTEREST       INTEREST      STATED   LOAN     INITIAL      PERIODIC       GROSS           RATE
GROUP     BALANCE         RATE           RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------  -------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

  6       478,617.00   6.1250000000  5.6250000000     355       5   5.0000000000  2.0000000000  2.7500000000  11.1250000000
  6     1,061,250.00   6.8750000000  6.3750000000     355       5   5.0000000000  1.0000000000  2.7500000000  11.8750000000
  6     1,250,000.00   6.5450000000  6.0450000000     357       3   5.0000000000  1.0000000000  2.2500000000  11.5450000000
  6     2,020,650.00   6.5464454507  6.0464454507     358       2   5.4478756836  1.0000000000  2.3809974513  11.9943211343
  6     1,040,000.00   7.6250000000  7.1250000000     355       5   3.0000000000  1.0000000000  2.2500000000  13.6250000000
  6     1,234,500.00   6.4760530579  5.9760530579     356       4   3.0000000000  1.0000000000  4.5000000000  12.4760530579
  6     1,772,000.00   6.7720090293  6.2720090293     358       2   4.6659142212  1.0000000000  2.4994356659  12.7720090293
  6       500,000.00   6.2500000000  5.7500000000     356       4   3.0000000000  1.0000000000  4.5000000000  12.2500000000
  6       464,000.00   5.7500000000  5.2500000000     357       3   3.0000000000  1.0000000000  2.2500000000  10.7500000000
  6        55,000.00   6.8750000000  6.3750000000     353       7   5.0000000000  1.0000000000  2.7500000000  11.8750000000
  6       876,800.00   6.5000000000  6.0000000000     356       4   3.0000000000  1.0000000000  3.1656021898  11.9069343066
  6     1,033,000.00   6.3747579864  5.8747579864     357       3   3.7115198451  1.0000000000  2.3685866409  11.6119312682
  6       611,000.00   6.0427577741  5.5427577741     358       2   3.5204582651  1.0000000000  2.2500000000  11.0427577741
  6       919,200.00   6.0686031332  5.5686031332     359       1   3.0000000000  1.0000000000  2.2500000000  11.0686031332
  6       215,350.45   5.9900000000  5.4900000000     357       3   3.0000000000  1.0000000000  2.2500000000  10.9900000000
  6       171,717.20   7.0000000000  6.5000000000     358       2   6.0000000000  1.0000000000  2.2500000000  13.0000000000
  6       417,243.00   6.5000000000  6.0000000000     355       5   5.0000000000  2.0000000000  4.2500000000  11.5000000000
  6     1,074,392.00   7.1021023984  6.6021023984     356       4   5.0000000000  2.0000000000  3.2500000000  12.1021023984
  6       512,509.00   6.2457408065  5.7457408065     355       5   5.0000000000  2.0000000000  3.3735802688  11.2457408065
  6       331,419.00   5.2500000000  4.7500000000     356       4   5.0000000000  2.0000000000  3.0000000000  10.2500000000
  6       786,000.00   5.9751908397  5.4751908397     355       5   5.0000000000  2.0000000000  2.5502544529  10.9751908397
  6     2,232,080.00   7.4336896527  6.9336896527     356       4   4.2795957134  2.0000000000  3.2500000000  12.4336896527
  6       213,304.31   8.0000000000  7.5000000000     355       5   5.0000000000  2.0000000000  4.0000000000  13.0000000000
  6     2,890,364.00   7.0160594825  6.5160594825     355       5   4.9003585708  1.4702521897  2.7093193106  12.7077370705
  6     2,157,871.00   6.6485263716  6.1485263716     356       4   5.2432953592  1.0000000000  2.2500000000  11.8918217308
  6     3,909,400.00   7.0129559523  6.5129559523     357       3   5.0000000000  1.0000000000  2.2965544585  12.0129559523
  6    13,422,928.00   7.2194155590  6.7194155590     358       2   5.0503019907  1.0000000000  2.4203924807  12.2697175497
  6     1,318,200.00   7.2157563344  6.7157563344     359       1   5.0000000000  1.0000000000  2.2500000000  12.2157563344
  6     1,587,000.00   7.1968336484  6.6968336484     360       0   5.0000000000  1.0000000000  2.2500000000  12.1968336484
  6       310,455.00   6.5000000000  6.0000000000     355       5   5.0000000000  1.0000000000  2.2500000000  11.5000000000
  6       787,793.00   7.4595966199  6.9595966199     356       4   5.0000000000  1.0000000000  2.2500000000  12.4595966199
  6     4,264,800.00   7.2733187957  6.7733187957     357       3   5.0000000000  1.0000000000  2.4282029638  12.2733187957
  6     7,133,250.00   7.0563062910  6.5563062910     358       2   5.0000000000  1.0000000000  2.2903322469  12.0563062910
  6     1,996,929.00   7.4275484381  6.9275484381     359       1   5.0000000000  1.0000000000  2.6339896161  12.4275484381
  6       539,500.00   6.4405699722  5.9405699722     360       0   5.0000000000  1.0000000000  2.2500000000  11.4405699722
  6     2,186,815.00   6.8541406109  6.3541406109     355       5   5.4458539017  1.4458539017  2.4461757167  12.2999945126
  6       799,984.00   7.2249944999  6.7249944999     356       4   5.0000000000  1.0000000000  2.2500000000  12.2249944999
  6    23,258,585.00   6.7427412555  6.2097101103     357       3   5.0000000000  1.0000000000  2.2930722677  11.7427412555
  6    32,443,225.00   6.9566131981  6.4566131981     358       2   5.0110963075  1.0000000000  2.5905923271  11.9677095056
  6    15,203,606.00   7.0223280352  6.5223280352     359       1   5.0000000000  1.0000000000  2.3793443148  12.0223280352
  6     4,846,400.00   6.7994289576  6.2994289576     360       0   5.0000000000  1.0000000000  2.2500000000  11.7994289576
  6     1,185,784.00   6.8750000000  6.3750000000     356       4   6.0000000000  1.0000000000  2.2500000000  12.8750000000
  6     1,286,750.00   7.4394307364  6.9394307364     357       3   5.4948513697  1.0000000000  2.2500000000  12.9342821061
  6     1,128,000.00   6.6400709220  6.1400709220     358       2   5.6099290780  1.0000000000  2.6400709220  12.2500000000
  6     1,844,550.00   6.8295214280  6.3295214280     359       1   5.0000000000  1.0000000000  2.3242728579  11.8295214280
  6       889,472.02   7.1822625067  6.6822625067     357       3   5.0000000000  1.0000000000  2.5209499732  12.1822625067
  6       111,433.84   7.5000000000  7.0000000000     358       2   5.0000000000  1.0000000000  3.2500000000  12.5000000000
  6       127,000.00   6.6250000000  6.1250000000     360       0   5.0000000000  1.0000000000  2.2500000000  11.6250000000
  6       587,283.45   6.8033887427  6.3033887427     357       3   5.0000000000  1.0000000000  2.2500000000  11.8033887427
  6       511,816.11   7.3078204103  6.2593875163     358       2   5.0000000000  1.0000000000  2.2500000000  12.3078204103
  6       604,241.88   6.3996486287  5.8996486287     359       1   5.0000000000  1.0000000000  2.2500000000  11.3996486287
  6       547,605.52   6.7500000000  6.2500000000     355       5   5.0000000000  1.0000000000  2.7500000000  11.7500000000
  6       458,315.08   6.5000000000  6.0000000000     356       4   5.0000000000  1.0000000000  2.7500000000  11.5000000000
  6       107,721.00   6.6250000000  6.1250000000     356       4   5.0000000000  1.0000000000  2.2500000000  11.6250000000
  6       496,000.00   7.3750000000  6.8750000000     355       5   5.0000000000  1.0000000000  3.6250000000  12.3750000000
  6     1,693,600.00   6.8312470477  6.3312470477     357       3   5.0000000000  1.0000000000  2.4622106755  11.8312470477
  6       475,000.00   5.9900000000  5.4900000000     359       1   5.0000000000  1.0000000000  2.2500000000  10.9900000000
  6       920,000.00   7.5000000000  7.0000000000     355       5   5.0000000000  1.0000000000  3.2500000000  12.5000000000
  6       720,000.00   7.6250000000  7.1250000000     356       4   3.0000000000  1.0000000000  4.5000000000  13.6250000000
  6       452,000.00   5.8750000000  5.3750000000     358       2   3.0000000000  1.0000000000  2.8750000000  11.8750000000
  6       610,700.00   7.2665998035  6.7665998035     357       3   3.0000000000  1.0000000000  4.6581996070  13.2665998035
  6     1,634,600.00   8.2871879971  7.5007197480     358       2   3.0000000000  1.0000000000  4.5468539704  12.9951287777
  6       496,000.00   6.2500000000  5.7500000000     357       3   3.0000000000  1.0000000000  2.8750000000  12.2500000000
  6       202,390.70   6.0000000000  5.5000000000     357       3   3.0000000000  1.0000000000  5.7500000000  12.0000000000
  6       128,901.84   7.3750000000  6.8750000000     359       1   3.0000000000  1.0000000000  5.7500000000  13.3750000000
  6       610,000.00   5.2500000000  4.7500000000     357       3   1.0000000000  1.0000000000  3.2500000000  11.2500000000
  6       593,200.00   6.0000000000  5.5000000000     358       2   1.0000000000  1.0000000000  4.0000000000  12.0000000000
  6       320,000.00   6.2500000000  5.7500000000     355       5   2.0000000000  1.0000000000  3.2500000000  11.2500000000
  6       291,200.00   7.0000000000  6.5000000000     358       2   2.0000000000  1.0000000000  3.2500000000  12.0000000000
  6       182,085.03   6.7500000000  6.2500000000     358       2   2.0000000000  1.0000000000  3.2500000000  12.7500000000

                      ORIGINAL  CUT-OFF   PAYMENT
           RATE       INTEREST   MONTHS    RESET
GROUP      FLOOR     ONLY TERM  TO ROLL  FREQUENCY    INDEX
-----  ------------  ---------  -------  ---------  ----------

  6    2.7500000000     120       115       12      1 Yr LIBOR
  6    2.7500000000     120       115        6      6 Mo LIBOR
  6    2.2500000000     120       117        6      6 Mo LIBOR
  6    2.3809974513     120       118        6      6 Mo LIBOR
  6    2.2500000000     120        31        6      6 Mo LIBOR
  6    4.5000000000     120        32        6      6 Mo LIBOR
  6    2.4994356659     120        34        6      6 Mo LIBOR
  6    4.5000000000     120        32        6      6 Mo LIBOR
  6    2.2500000000     120        33        6      6 Mo LIBOR
  6    2.7500000000     120        29        6      6 Mo LIBOR
  6    3.1656021898     120        32        6      6 Mo LIBOR
  6    2.3685866409     120        33        6      6 Mo LIBOR
  6    2.2500000000     120        34        6      6 Mo LIBOR
  6    2.2500000000     120        35        6      6 Mo LIBOR
  6    2.2500000000       0        33        6      6 Mo LIBOR
  6    2.2500000000       0        34        6      6 Mo LIBOR
  6    4.2500000000     120        55       12      1 Yr LIBOR
  6    3.2500000000     120        56       12      1 Yr LIBOR
  6    3.3735802688     120        55       12      1 Yr LIBOR
  6    3.0000000000     120        56       12      1 Yr LIBOR
  6    2.5502544529     120        55       12      1 Yr LIBOR
  6    3.2500000000     120        56       12      1 Yr LIBOR
  6    4.0000000000       0        55       12      1 Yr LIBOR
  6    2.5267817479     120        55        6      6 Mo LIBOR
  6    2.2500000000     120        56        6      6 Mo LIBOR
  6    2.2965544585     120        57        6      6 Mo LIBOR
  6    2.4057905995     120        58        6      6 Mo LIBOR
  6    2.2500000000     120        59        6      6 Mo LIBOR
  6    2.2500000000     120        60        6      6 Mo LIBOR
  6    2.2500000000     120        55        6      6 Mo LIBOR
  6    2.2500000000     120        56        6      6 Mo LIBOR
  6    2.4282029638     120        57        6      6 Mo LIBOR
  6    2.2903322469     120        58        6      6 Mo LIBOR
  6    2.6339896161     120        59        6      6 Mo LIBOR
  6    2.2500000000     120        60        6      6 Mo LIBOR
  6    2.4461757167     120        55        6      6 Mo LIBOR
  6    2.2500000000     120        56        6      6 Mo LIBOR
  6    2.2930722677     120        57        6      6 Mo LIBOR
  6    2.5955394308     120        58        6      6 Mo LIBOR
  6    2.3793443148     120        59        6      6 Mo LIBOR
  6    2.2500000000     120        60        6      6 Mo LIBOR
  6    2.2500000000     120        56        6      6 Mo LIBOR
  6    2.4394307364     120        57        6      6 Mo LIBOR
  6    2.6400709220     120        58        6      6 Mo LIBOR
  6    2.3242728579     120        59        6      6 Mo LIBOR
  6    2.5209499732       0        57        6      6 Mo LIBOR
  6    3.2500000000       0        58        6      6 Mo LIBOR
  6    2.2500000000       0        60        6      6 Mo LIBOR
  6    2.2500000000       0        57        6      6 Mo LIBOR
  6    2.2500000000       0        58        6      6 Mo LIBOR
  6    2.2500000000       0        59        6      6 Mo LIBOR
  6    2.7500000000       0        79       12      1 Yr LIBOR
  6    2.7500000000       0        80       12      1 Yr LIBOR
  6    2.2500000000     120        80        6      6 Mo LIBOR
  6    3.6250000000     120        79        6      6 Mo LIBOR
  6    2.4622106755     120        81        6      6 Mo LIBOR
  6    2.2500000000     120        83        6      6 Mo LIBOR
  6    3.2500000000     120        19        6      6 Mo LIBOR
  6    4.5000000000     120        20        6      6 Mo LIBOR
  6    2.3750000000     120        22        6      6 Mo LIBOR
  6    5.8603446864     120        21        6      6 Mo LIBOR
  6    5.4063991191     120        22        6      6 Mo LIBOR
  6    2.3750000000     120        21        6      6 Mo LIBOR
  6    6.0000000000       0        21        6      6 Mo LIBOR
  6    7.3750000000       0        23        6      6 Mo LIBOR
  6    3.2500000000     120         3        6      6 Mo LIBOR
  6    4.0000000000     120         4        6      6 Mo LIBOR
  6    3.2500000000     120        31        6      6 Mo LIBOR
  6    3.2500000000     120        34        6      6 Mo LIBOR
  6    3.2500000000       0        34        6      6 Mo LIBOR

BANC OF AMERICA SECURITIES LLC                                                 9

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                      BAFC 2006-H REPLINES (GROUP 6 CONT.)

                                                    CUT-OFF
          CUT-OFF        CURRENT      CURRENT NET  REMAINING
           UNPAID        MORTGAGE      MORTGAGE      TERM TO
         PRINCIPAL       INTEREST      INTEREST      STATED   LOAN     INITIAL      PERIODIC        GROSS          RATE
GROUP     BALANCE          RATE          RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------  -------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

  6     1,678,300.00   7.2410028005  6.7410028005     356       4   5.0000000000  2.0000000000  3.2500000000  12.2410028005
  6       321,000.00   6.7500000000  6.2500000000     358       2   5.0000000000  2.0000000000  3.2500000000  11.7500000000
  6     1,248,000.00   7.2668269231  6.7668269231     356       4   5.0000000000  2.0000000000  3.2500000000  12.2668269231
  6       187,900.00   7.8127993614  7.3127993614     357       3   2.0000000000  2.0000000000  2.2500000000  13.8127993614
  6       199,322.10   6.8750000000  6.3750000000     356       4   5.0000000000  2.0000000000  3.2500000000  11.8750000000
  6       350,464.52   6.8750000000  6.3750000000     355       5   5.0000000000  1.0000000000  3.2500000000  11.8750000000
  6       209,700.00   8.1250000000  7.6250000000     356       4   5.0000000000  1.0000000000  2.2500000000  13.1250000000
  6     2,566,960.00   7.2770319756  6.7770319756     358       2   5.0000000000  1.0000000000  3.1931389659  12.2770319756
  6       212,559.00   6.5000000000  6.0000000000     359       1   5.0000000000  1.0000000000  2.2500000000  11.5000000000
  6       635,000.00   7.1243700787  6.6243700787     356       4   5.0000000000  1.0000000000  2.2500000000  12.1857874016
  6       535,100.00   6.8475284993  6.3475284993     357       3   5.0000000000  1.0000000000  2.7807419174  11.8475284993
  6     3,666,427.00   6.9006993580  6.3271339168     358       2   5.0000000000  1.0000000000  2.4738419038  11.9006993580
  6       275,700.00   7.2482317737  6.7482317737     359       1   5.0000000000  1.0000000000  2.2500000000  12.2482317737
  6       234,840.96   7.3750000000  6.8750000000     358       2   5.0000000000  1.0000000000  3.2500000000  12.3750000000
  6       232,388.08   6.6250000000  6.1250000000     358       2   5.0000000000  1.0000000000  2.2500000000  11.6250000000
  6       498,770.20   6.7500000000  6.2500000000     359       1   5.0000000000  1.0000000000  2.2500000000  11.7500000000
  6       336,000.00   7.6250000000  7.1250000000     358       2   5.0000000000  1.0000000000  3.2500000000  12.6250000000
  6       308,000.00   6.8750000000  6.3750000000     355       5   3.0000000000  1.0000000000  3.2500000000  11.8750000000
  6        87,826.14   8.1250000000  7.6250000000     357       3   3.0000000000  1.0000000000  5.2500000000  14.1250000000
  6       429,057.00   7.5000000000  7.0000000000     355       5   5.0000000000  1.0000000000  2.7500000000  12.5000000000
  6     1,962,400.00   7.7977986139  7.2977986139     357       3   5.9597941296  1.3216469629  2.2500000000  13.7575927436
  6     2,992,000.00   7.1156417112  6.6156417112     358       2   6.0000000000  1.5641711230  2.2500000000  13.1156417112
  6       841,464.36   7.1250000000  6.6250000000     357       3   6.0000000000  2.0000000000  2.2500000000  13.1250000000
  6       632,000.00   6.7500000000  6.2500000000     354       6   6.0000000000  2.0000000000  2.2500000000  12.7500000000
  6     4,090,250.00   6.8774066377  6.3774066377     355       5   5.7662123342  1.4376260620  2.1623296253  12.6436189719
  6     5,577,500.00   6.6874159570  6.1874159570     356       4   5.8265351860  1.1048857015  2.2500000000  12.5139511430
  6    10,655,150.00   6.7952521785  6.2952521785     357       3   5.8472100346  1.3360487652  2.2500000000  12.6424622131
  6     7,106,000.00   6.8458345061  6.3458345061     358       2   5.7644244301  1.1674641148  2.2953841824  12.6102589361
  6       597,202.12   6.0000000000  5.5000000000     357       3   6.0000000000  2.0000000000  2.2500000000  12.0000000000
  6       888,000.00   6.4988738739  5.9988738739     357       3   4.0180180180  2.0000000000  2.2500000000  12.4988738739
  6       514,220.00   6.1452627280  5.6452627280     356       4   3.0000000000  1.0000000000  2.6328954533  11.7578954533
  6     2,295,325.00   6.4337307898  5.9337307898     357       3   4.3157178177  1.0000000000  2.2500000000  11.6459011796
  6     3,280,300.00   7.0640345395  6.5640345395     358       2   4.3387571259  1.0000000000  2.4266789623  12.4350905405
  6     1,882,497.02   8.2814116792  7.7814116792     358       2   6.0000000000  1.0000000000  2.2500000000  14.2814116792
  6     4,177,056.00   6.8534946024  6.3534946024     355       5   5.2606601396  2.0000000000  2.6720039185  12.1141547420
  6    10,479,591.00   6.8455234560  6.3455234560     356       4   5.0000000000  2.0000000000  2.9711942718  11.8455234560
  6    12,142,100.00   6.9055599937  6.4055599937     357       3   4.9352953772  2.0000000000  2.7314611970  12.1203127960
  6     6,169,330.00   7.1720030781  6.6720030781     358       2   4.4896901284  2.0000000000  2.3314350991  12.9545726602
  6     2,267,770.00   6.4277462551  5.9277462551     355       5   5.0000000000  2.0000000000  2.2500000000  11.4277462551
  6     2,303,450.00   6.9512796023  6.4512796023     357       3   5.0000000000  2.0000000000  3.2500000000  11.9512796023
  6       849,191.62   6.1935742710  5.6935742710     355       5   5.0000000000  2.0000000000  2.2500000000  11.1935742710
  6     2,023,196.61   6.2356176144  5.7356176144     356       4   5.0000000000  2.0000000000  2.5666829743  11.2356176144
  6       452,608.82   7.6250000000  7.1250000000     357       3   5.0000000000  2.0000000000  3.2500000000  12.6250000000
  6       375,538.00   7.5000000000  7.0000000000     352       8   5.0000000000  1.0000000000  2.2500000000  12.5000000000
  6     6,441,350.00   7.1679909491  6.6679909491     355       5   5.3246213915  1.2165306962  2.4323530782  12.5944543458
  6     5,924,159.00   7.1494297545  6.6494297545     356       4   5.0000000000  1.0000000000  2.3452709068  12.1494297545
  6    45,865,802.00   6.9760572223  6.4550710745     357       3   5.2077353842  1.0496393806  2.4399083766  12.1952695671
  6    57,038,272.00   6.9502511601  6.4363788833     358       2   5.2635553896  1.0717062396  2.5046463452  12.2313386377
  6    12,200,370.00   7.2155889739  6.7092840012     359       1   5.0000000000  1.0000000000  2.4691531896  12.2155889739
  6     2,720,516.00   7.1292842975  6.5963898025     360       0   5.0000000000  1.0000000000  2.2500000000  12.1292842975
  6       243,351.00   7.8750000000  7.3750000000     356       4   5.0000000000  1.0000000000  2.2500000000  12.8750000000
  6     1,587,554.45   7.5957013207  7.0957013207     357       3   5.4020572208  1.0000000000  2.2500000000  12.9977585414
  6     4,028,850.85   7.2083144493  6.6700946587     358       2   5.3810019723  1.1764750636  2.4539586170  12.5893164216
  6     1,245,017.18   7.6505519506  6.3943769814     359       1   5.0000000000  1.0000000000  2.2500000000  12.6505519506
  6       583,200.00   7.0000000000  6.5000000000     355       5   6.0000000000  2.0000000000  2.2500000000  13.0000000000
  6     1,248,118.15   7.4831366656  6.9831366656     358       2   6.0000000000  2.0000000000  2.2500000000  13.4831366656
  6       606,200.18   7.2500000000  6.7500000000     356       4   5.0000000000  2.0000000000  2.2500000000  12.2500000000
  6     4,535,460.33   7.2518788666  6.7518788666     355       5   5.7591778121  1.1649030078  2.3407033840  13.1201610791
  6     1,112,511.43   6.9373244855  6.4373244855     356       4   5.0000000000  1.4935593426  2.3239466650  11.9373244855
  6     5,663,462.84   6.7774697679  6.2774697679     357       3   5.9102130014  1.0000000000  2.3380502405  12.6876827694
  6     9,749,133.51   7.0737139074  6.5737139074     358       2   6.0000000000  1.2518575541  2.2921204284  13.0737139074
  6     1,003,550.00   6.6250000000  6.1250000000     355       5   6.0000000000  2.0000000000  2.2500000000  12.6250000000
  6     1,919,400.00   6.2713738668  5.7713738668     356       4   5.8791288944  1.2784203397  2.2500000000  12.1505027613
  6     6,560,200.00   6.6544617542  6.1544617542     357       3   5.5391908783  1.2027377214  2.2500000000  12.1936526325
  6     4,640,950.00   6.8137490708  6.3137490708     358       2   5.0000000000  1.0000000000  2.3818587789  11.8137490708
  6       464,000.00   6.5000000000  6.0000000000     359       1   6.0000000000  1.0000000000  2.2500000000  12.5000000000
  6     1,276,498.21   6.5060116712  6.0060116712     357       3   5.3279896256  1.0000000000  2.7540077808  11.8340012968
  6     1,130,067.90   6.4723092413  5.9723092413     358       2   5.0000000000  1.0000000000  2.2500000000  11.4723092413
  6       274,400.00   6.6250000000  6.1250000000     355       5   3.0000000000  1.0000000000  3.2500000000  11.6250000000
  6       179,645.00   9.6250000000  9.1250000000     358       2   3.0000000000  1.0000000000  6.5000000000  15.6250000000

                      ORIGINAL  CUT-OFF   PAYMENT
           RATE       INTEREST   MONTHS    RESET
GROUP      FLOOR     ONLY TERM  TO ROLL  FREQUENCY    INDEX
-----  ------------  ---------  -------  ---------  ----------

  6    3.2500000000     120        56       12      1 Yr LIBOR
  6    3.2500000000     120        58       12      1 Yr LIBOR
  6    3.2500000000     120        56       12      1 Yr LIBOR
  6    2.2500000000     120        57       12      1 Yr LIBOR
  6    3.2500000000       0        56       12      1 Yr LIBOR
  6    2.2500000000       0        55       12      1 Yr LIBOR
  6    2.2500000000     120        56        6      6 Mo LIBOR
  6    3.1931389659     120        58        6      6 Mo LIBOR
  6    2.2500000000     120        59        6      6 Mo LIBOR
  6    2.2500000000     120        56        6      6 Mo LIBOR
  6    2.7807419174     120        57        6      6 Mo LIBOR
  6    2.4738419038     120        58        6      6 Mo LIBOR
  6    2.2500000000     120        59        6      6 Mo LIBOR
  6    3.2500000000       0        58        6      6 Mo LIBOR
  6    2.2500000000       0        58        6      6 Mo LIBOR
  6    2.2500000000       0        59        6      6 Mo LIBOR
  6    3.2500000000     120        82        6      6 Mo LIBOR
  6    3.2500000000     120        19        6      6 Mo LIBOR
  6    8.1250000000       0        21        6      6 Mo LIBOR
  6    2.7500000000     120       115       12      1 Yr LIBOR
  6    2.2500000000     120       117       12      1 Yr LIBOR
  6    2.2500000000     120       118       12      1 Yr LIBOR
  6    2.2500000000       0       117       12      1 Yr LIBOR
  6    2.2500000000     120       114        6      6 Mo LIBOR
  6    2.1623296253     120       115        6      6 Mo LIBOR
  6    2.2500000000     120       116        6      6 Mo LIBOR
  6    2.2500000000     120       117        6      6 Mo LIBOR
  6    2.2953841824     120       118        6      6 Mo LIBOR
  6    2.2500000000       0       117        6      6 Mo LIBOR
  6    2.2500000000     120        33       12      1 Yr LIBOR
  6    2.6328954533     120        32        6      6 Mo LIBOR
  6    2.2500000000     120        33        6      6 Mo LIBOR
  6    2.4266789623     120        34        6      6 Mo LIBOR
  6    2.2500000000       0        34        6      6 Mo LIBOR
  6    2.6720039185     120        55       12      1 Yr LIBOR
  6    2.9711942718     120        56       12      1 Yr LIBOR
  6    2.7168673458     120        57       12      1 Yr LIBOR
  6    2.3314350991     120        58       12      1 Yr LIBOR
  6    2.2500000000      60        55       12      1 Yr LIBOR
  6    3.2500000000      60        57       12      1 Yr LIBOR
  6    2.2500000000       0        55       12      1 Yr LIBOR
  6    2.5666829743       0        56       12      1 Yr LIBOR
  6    3.2500000000       0        57       12      1 Yr LIBOR
  6    2.2500000000     120        52        6      6 Mo LIBOR
  6    2.4323530782     120        55        6      6 Mo LIBOR
  6    2.4184458503     120        56        6      6 Mo LIBOR
  6    2.4466672250     120        57        6      6 Mo LIBOR
  6    2.5104757644     120        58        6      6 Mo LIBOR
  6    2.4691531896     120        59        6      6 Mo LIBOR
  6    2.2500000000     120        60        6      6 Mo LIBOR
  6    2.2500000000      60        56        6      6 Mo LIBOR
  6    2.2500000000       0        57        6      6 Mo LIBOR
  6    2.4479197418       0        58        6      6 Mo LIBOR
  6    2.2500000000       0        59        6      6 Mo LIBOR
  6    2.2500000000     120        79       12      1 Yr LIBOR
  6    2.2500000000     120        82       12      1 Yr LIBOR
  6    2.2500000000      60        80       12      1 Yr LIBOR
  6    2.3545412820       0        79       12      1 Yr LIBOR
  6    2.3239466650       0        80       12      1 Yr LIBOR
  6    2.3380502405       0        81       12      1 Yr LIBOR
  6    2.2921204284       0        82       12      1 Yr LIBOR
  6    2.2500000000     120        79        6      6 Mo LIBOR
  6    2.2500000000     120        80        6      6 Mo LIBOR
  6    2.2500000000     120        81        6      6 Mo LIBOR
  6    2.3818587789     120        82        6      6 Mo LIBOR
  6    2.2500000000     120        83        6      6 Mo LIBOR
  6    2.7540077808       0        81        6      6 Mo LIBOR
  6    2.2500000000       0        82        6      6 Mo LIBOR
  6    2.3750000000     120        19        6      6 Mo LIBOR
  6    9.6250000000     120        22        6      6 Mo LIBOR

BANC OF AMERICA SECURITIES LLC                                                10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                      BAFC 2006-H REPLINES (GROUP 6 CONT.)

                                                    CUT-OFF
          CUT-OFF        CURRENT      CURRENT NET  REMAINING
           UNPAID        MORTGAGE      MORTGAGE      TERM TO
         PRINCIPAL       INTEREST      INTEREST      STATED   LOAN     INITIAL      PERIODIC       GROSS           RATE
GROUP     BALANCE          RATE          RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------  -------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

  6     1,041,500.00   6.2871459434  5.7871459434     360       0   3.0000000000  1.0000000000  3.7761641863  12.2871459434
  6       288,000.00   7.2500000000  6.7500000000     356       4   3.0000000000  1.0000000000  2.7500000000  10.2500000000
  6       291,817.83   9.5000000000  9.0000000000     356       4   3.0000000000  1.0000000000  5.8750000000  15.5000000000
  6     1,084,953.52   9.1922875438  8.6922875438     358       2   3.0000000000  1.0000000000  6.3604304888  15.1922875438
  6     2,426,091.00   6.1848718267  5.6848718267     355       5   1.1020159590  1.1020159590  3.1801963529  12.1848718267
  6       397,600.00   5.8750000000  5.3750000000     356       4   1.0000000000  1.0000000000  2.2500000000  11.8750000000
  6     1,177,450.00   6.5930347361  6.0930347361     357       3   2.0228884454  1.0000000000  2.9942778887  12.3373126247
  6       656,000.00   6.3750000000  5.8750000000     358       2   1.0000000000  1.0000000000  3.2500000000  12.3750000000
  6     1,904,500.00   6.9284260961  6.4284260961     357       3   6.0000000000  1.0000000000  2.2500000000  12.9284260961
  6     4,629,400.00   6.9269883786  6.4269883786     358       2   6.0000000000  1.4876225861  2.2500000000  12.9269883786
  6     1,080,000.00   7.5000000000  7.0000000000     356       4   6.0000000000  2.0000000000  2.2500000000  13.5000000000
  6       800,000.00   7.5000000000  7.0000000000     357       3   6.0000000000  1.0000000000  2.2500000000  13.5000000000
  6     1,276,000.00   6.5058777429  6.0058777429     355       5   6.0000000000  1.4921630094  2.2500000000  12.5058777429
  6     1,859,200.00   6.9636335521  6.4636335521     356       4   5.9449763339  1.2688790878  2.2500000000  12.9086098860
  6       720,000.00   7.0000000000  6.5000000000     358       2   5.0000000000  1.0000000000  2.2500000000  12.0000000000
  6       259,000.00   7.2500000000  6.7500000000     356       4   5.0000000000  2.0000000000  3.2500000000  12.2500000000
  6       973,600.00   6.4263557929  5.9263557929     355       5   4.2350041085  2.0000000000  2.2500000000  12.4263557929
  6     2,481,550.00   6.8006513066  6.3006513066     356       4   5.0000000000  2.0000000000  3.0726914630  11.8006513066
  6     5,087,450.00   6.6722731919  6.1722731919     357       3   5.1676281831  2.0000000000  2.6758813354  11.8399013750
  6     4,427,900.00   6.7791080422  6.2791080422     358       2   5.4330043587  2.0000000000  2.2500000000  12.5408461122
  6       680,000.00   6.7500000000  6.2500000000     357       3   5.0000000000  2.0000000000  2.2500000000  11.7500000000
  6       265,274.68   6.5000000000  6.0000000000     357       3   2.0000000000  2.0000000000  2.2500000000  12.5000000000
  6       345,000.00   6.8750000000  6.3750000000     355       5   5.0000000000  2.0000000000  2.2500000000  12.8750000000
  6       207,200.00   6.6250000000  6.1250000000     358       2   5.0000000000  1.0000000000  2.2500000000  11.6250000000
  6     1,686,800.00   6.6676843728  6.1676843728     355       5   5.1683661371  1.8508418307  2.2500000000  12.1822682001
  6     2,917,800.00   7.1530476729  6.6530476729     356       4   5.2097470697  1.0000000000  2.2850777983  12.5218186647
  6     2,264,000.00   7.1656360424  6.6656360424     357       3   5.1183745583  1.0000000000  2.2500000000  12.2840106007
  6     6,124,300.00   6.9938319481  6.4938319481     358       2   5.3313848113  1.0000000000  2.2500000000  12.3252167595
  6       644,000.00   7.2500000000  6.7500000000     359       1   5.0000000000  1.0000000000  2.2500000000  12.2500000000
  6       460,000.00   6.8750000000  6.3750000000     357       3   5.0000000000  1.0000000000  2.2500000000  11.8750000000
  6       204,563.13   7.7500000000  7.2500000000     357       3   5.0000000000  1.0000000000  2.2500000000  12.7500000000
  6       440,000.00   6.8750000000  6.3750000000     360       0   5.0000000000  1.0000000000  2.2500000000  11.8750000000
  6       429,880.48   6.7500000000  6.2500000000     357       3   6.0000000000  2.0000000000  2.2500000000  12.7500000000
  6     1,808,240.97   6.9565573982  6.4565573982     358       2   6.0000000000  2.0000000000  2.2500000000  12.9565573982
  6     1,640,601.35   6.8049888513  6.3049888513     355       5   6.0000000000  1.0000000000  2.3900222973  12.8049888513
  6       618,047.76   7.2500000000  6.7500000000     356       4   6.0000000000  2.0000000000  2.2500000000  13.2500000000
  6     2,506,081.85   7.0861222679  6.5861222679     357       3   6.0000000000  1.1940214842  2.2500000000  13.0861222679
  6     1,829,739.83   6.9260317449  6.4260317449     358       2   5.7272206235  1.4806072293  2.2500000000  12.6532523684
  6     1,604,000.00   6.8385286783  6.3385286783     355       5   5.3740648379  2.0000000000  2.2500000000  12.5043640898
  6     1,030,400.00   6.7148680124  6.2148680124     356       4   6.0000000000  1.0000000000  2.2500000000  12.7148680124
  6       480,000.00   6.5000000000  6.0000000000     357       3   6.0000000000  1.0000000000  2.2500000000  12.5000000000
  6     2,116,450.00   7.0279595549  6.5279595549     358       2   5.5508989109  1.0000000000  2.2500000000  12.5788584658
  6       243,480.02   7.7500000000  7.2500000000     357       3   5.0000000000  2.0000000000  3.2500000000  12.7500000000
  6       314,400.00   6.6250000000  6.1250000000     357       3   5.0000000000  1.0000000000  2.2500000000  11.6250000000
  6       104,000.00   6.3750000000  5.8750000000     359       1   5.0000000000  1.0000000000  2.2500000000  11.3750000000
  6       540,000.00   6.5000000000  6.2500000000     351       9   5.0000000000  2.0000000000  2.7500000000  11.5000000000
  6       800,000.00   5.8750000000  5.5000000000     352       8   5.0000000000  2.0000000000  2.7500000000  10.8750000000
  6     3,256,016.80   6.4218045189  6.1279374835     355       5   5.0000000000  2.0000000000  2.2500000000  11.4218045189
  6     9,172,754.05   6.5649898664  6.2738822554     356       4   5.0000000000  2.0000000000  2.2500000000  11.5649898664
  6     2,393,193.17   6.7266838708  6.4766838708     357       3   5.0000000000  2.0000000000  2.2500000000  11.7266838708
  6     4,443,910.00   6.5984493385  6.3484493385     358       2   5.0000000000  2.0000000000  2.2500000000  11.5984493385
  6     8,537,609.47   6.9095733565  6.6595733565     359       1   5.0000000000  2.0000000000  2.2500000000  11.9095733565
  6     1,584,800.00   6.7528789122  6.5028789122     360       0   5.0000000000  2.0000000000  2.2500000000  11.7528789122
  6       896,000.00   6.7500000000  6.5000000000     360       0   5.0000000000  2.0000000000  2.2500000000  11.7500000000
  6       460,914.63   7.0000000000  6.7500000000     353       7   5.0000000000  2.0000000000  2.2500000000  12.0000000000
  6     2,626,540.13   6.3334044843  6.0834044843     355       5   5.0000000000  2.0000000000  2.2500000000  11.3334044843
  6     2,371,933.03   6.8750000000  6.6250000000     356       4   5.0000000000  2.0000000000  2.2500000000  11.8750000000
  6     1,538,525.68   6.5000000000  6.2500000000     357       3   5.0000000000  2.0000000000  2.2500000000  11.5000000000
  6       520,548.05   6.3750000000  6.0000000000     352       8   5.0000000000  2.0000000000  2.7500000000  12.3750000000
  6       117,675.00   5.7500000000  5.5000000000     349      11   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  6       142,500.00   5.7500000000  5.5000000000     348      12   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  6       921,300.00   5.7500000000  5.5000000000     350      10   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  6        69,600.00   5.7500000000  5.5000000000     351       9   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  6        15,663.10   5.7500000000  5.5000000000     344      16   6.0000000000  2.0000000000  2.7500000000  11.7500000000
  6       354,819.28   7.3750000000  7.1250000000     307      53   6.0000000000  2.0000000000  2.7500000000  11.8750000000
  6       568,000.00   6.3750000000  6.1250000000     356       4   2.0000000000  2.0000000000  2.2500000000  12.3750000000
  6       499,753.12   5.7500000000  5.5000000000     348      12   6.0000000000  2.0000000000  2.2500000000  11.7500000000
  6       207,579.97   5.7500000000  5.5000000000     350      10   6.0000000000  2.0000000000  2.2500000000  11.7500000000
  6       237,600.00   7.5000000000  7.1250000000     353       7   2.0000000000  2.0000000000  2.2500000000  13.5000000000
  6     3,996,636.49   6.7381270003  6.3631270003     356       4   2.0000000000  2.0000000000  2.2500000000  12.7381270003

                      ORIGINAL  CUT-OFF   PAYMENT
           RATE       INTEREST   MONTHS    RESET
GROUP      FLOOR     ONLY TERM  TO ROLL  FREQUENCY    INDEX
-----  ------------  ---------  -------  ---------  ----------

  6    4.1410225636     120        24        6      6 Mo LIBOR
  6    2.7500000000      60        20        6      6 Mo LIBOR
  6    9.5000000000       0        20        6      6 Mo LIBOR
  6    9.1922875438       0        22        6      6 Mo LIBOR
  6    3.1801963529     120         1        6      6 Mo LIBOR
  6    2.2500000000     120         2        6      6 Mo LIBOR
  6    2.9942778887     120         3        6      6 Mo LIBOR
  6    3.2500000000     120         4        6      6 Mo LIBOR
  6    2.2500000000     120       117       12      1 Yr LIBOR
  6    2.2500000000     120       118       12      1 Yr LIBOR
  6    2.2500000000     120       116        6      6 Mo LIBOR
  6    2.2500000000     120       117        6      6 Mo LIBOR
  6    2.2500000000     120       115        6      6 Mo LIBOR
  6    2.2500000000     120       116        6      6 Mo LIBOR
  6    2.2500000000     120       118        6      6 Mo LIBOR
  6    3.2500000000     120        56       12      1 Yr LIBOR
  6    2.2500000000     120        55       12      1 Yr LIBOR
  6    3.0726914630     120        56       12      1 Yr LIBOR
  6    2.6758813354     120        57       12      1 Yr LIBOR
  6    2.2500000000     120        58       12      1 Yr LIBOR
  6    2.2500000000      60        57       12      1 Yr LIBOR
  6    2.2500000000       0        57       12      1 Yr LIBOR
  6    2.2500000000     120        55        6      6 Mo LIBOR
  6    2.2500000000     120        58        6      6 Mo LIBOR
  6    2.2500000000     120        55        6      6 Mo LIBOR
  6    2.2850777983     120        56        6      6 Mo LIBOR
  6    2.2500000000     120        57        6      6 Mo LIBOR
  6    2.2500000000     120        58        6      6 Mo LIBOR
  6    2.2500000000     120        59        6      6 Mo LIBOR
  6    2.2500000000     120        57        6      6 Mo LIBOR
  6    2.2500000000       0        57        6      6 Mo LIBOR
  6    2.2500000000       0        60        6      6 Mo LIBOR
  6    2.2500000000     120        81       12      1 Yr LIBOR
  6    2.3877049321     120        82       12      1 Yr LIBOR
  6    2.3900222973       0        79       12      1 Yr LIBOR
  6    2.2500000000       0        80       12      1 Yr LIBOR
  6    2.2500000000       0        81       12      1 Yr LIBOR
  6    2.2500000000       0        82       12      1 Yr LIBOR
  6    2.2500000000     120        79        6      6 Mo LIBOR
  6    2.2500000000     120        80        6      6 Mo LIBOR
  6    2.2500000000     120        81        6      6 Mo LIBOR
  6    2.2500000000     120        82        6      6 Mo LIBOR
  6    3.2500000000       0        57       12      1 Yr LIBOR
  6    2.2500000000     120        57        6      6 Mo LIBOR
  6    2.2500000000     120        59        6      6 Mo LIBOR
  6    2.7500000000     120       111       12        1 Yr CMT
  6    2.7500000000     120       112       12      1 Yr LIBOR
  6    2.2500000000     120       115       12      1 Yr LIBOR
  6    2.2500000000     120       116       12      1 Yr LIBOR
  6    2.2500000000     120       117       12      1 Yr LIBOR
  6    2.2500000000     120       118       12      1 Yr LIBOR
  6    2.2500000000     120       119       12      1 Yr LIBOR
  6    2.2500000000     120       120       12      1 Yr LIBOR
  6    2.2500000000     120       121       12      1 Yr LIBOR
  6    2.2500000000      0        113       12      1 Yr LIBOR
  6    2.2500000000      0        115       12      1 Yr LIBOR
  6    2.2500000000      0        116       12      1 Yr LIBOR
  6    2.2500000000      0        117       12      1 Yr LIBOR
  6    2.7500000000      0        112        6      6 Mo LIBOR
  6    2.7500000000     120        25       12        1 Yr CMT
  6    2.7500000000      36        24       12        1 Yr CMT
  6    2.7500000000      36        26       12        1 Yr CMT
  6    2.7500000000      36        27       12        1 Yr CMT
  6    2.7500000000       0        20       12        1 Yr CMT
  6    2.7500000000       0         7       12        1 Yr CMT
  6    4.3750000000     120        32       12      1 Yr LIBOR
  6    2.2500000000      36        24       12      1 Yr LIBOR
  6    2.2500000000      36        26       12      1 Yr LIBOR
  6    2.2500000000      36        29       12      1 Yr LIBOR
  6    2.2500000000      36        32       12      1 Yr LIBOR

BANC OF AMERICA SECURITIES LLC                                                11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                      BAFC 2006-H REPLINES (GROUP 6 CONT.)

                                                    CUT-OFF
          CUT-OFF        CURRENT      CURRENT NET  REMAINING
           UNPAID        MORTGAGE      MORTGAGE      TERM TO
         PRINCIPAL       INTEREST      INTEREST      STATED   LOAN     INITIAL      PERIODIC       GROSS           RATE
GROUP     BALANCE          RATE          RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------  -------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

  6     2,294,534.98   6.3942195784  6.0192195784     357       3   2.0000000000  2.0000000000  2.2500000000  12.3942195784
  6     3,956,101.00   6.7800926973  6.4050926973     358       2   2.0000000000  2.0000000000  2.2500000000  12.7800926973
  6     4,352,840.00   7.0216858419  6.6466858419     359       1   2.0000000000  2.0000000000  2.2500000000  13.0216858419
  6       521,600.00   7.1250000000  6.7500000000     360       0   2.0000000000  2.0000000000  2.2500000000  13.1250000000
  6       536,846.77   7.0000000000  6.6250000000     352       8   2.0000000000  2.0000000000  2.2500000000  13.0000000000
  6       532,813.37   6.3750000000  6.0000000000     353       7   2.0000000000  2.0000000000  2.2500000000  12.3750000000
  6     5,811,229.13   6.5725378907  6.1975378907     354       6   2.0000000000  2.0000000000  2.2500000000  12.5725378907
  6       458,621.59   7.5000000000  7.1250000000     355       5   2.0000000000  2.0000000000  2.2500000000  13.5000000000
  6     2,909,411.63   6.6997108897  6.3247108897     356       4   2.0000000000  2.0000000000  2.2500000000  12.6997108897
  6     1,062,743.24   7.0059683231  6.6309683231     357       3   2.0000000000  2.0000000000  2.2500000000  13.0059683231
  6     1,132,946.58   6.3648701049  5.9898701049     358       2   2.0000000000  2.0000000000  2.2500000000  12.3648701049
  6       892,000.00   6.8374439462  6.4624439462     359       1   2.0000000000  2.0000000000  2.2500000000  12.8374439462
  6       569,427.00   5.8750000000  5.6250000000     350      10   5.0000000000  2.0000000000  2.7500000000  10.8750000000
  6       127,750.00   5.3750000000  5.1250000000     318      42   5.0000000000  2.0000000000  2.7500000000  10.3750000000
  6       167,960.41   5.0000000000  4.7500000000     345      15   5.0000000000  2.0000000000  2.7500000000  10.0000000000
  6       178,000.00   5.8750000000  5.6250000000     348      12   5.0000000000  2.0000000000  2.7500000000  10.8750000000
  6    12,855,816.82   6.3585095964  6.0922739997     355       5   5.0000000000  2.0000000000  2.3140694830  11.3585095964
  6    27,707,612.60   6.4849456152  6.1747523382     356       4   5.0000000000  2.0000000000  2.3388195510  11.4849456152
  6     7,309,348.65   6.5151372688  6.1619700734     357       3   5.0000000000  2.0000000000  2.2923259328  11.5151372688
  6       452,200.00   7.1250000000  6.8750000000     353       7   5.0000000000  2.0000000000  2.2500000000  12.1250000000
  6       380,954.30   6.5632593595  6.3132593595     355       5   5.0000000000  2.0000000000  2.2500000000  11.5632593595
  6     2,667,474.45   6.5632891006  6.3132891006     356       4   5.0000000000  2.0000000000  2.2500000000  11.5632891006
  6    11,362,043.99   6.7123511299  6.4623511299     357       3   5.0000000000  2.0000000000  2.2500000000  11.7123511299
  6    11,765,514.87   6.7458423908  6.4958423908     358       2   5.0000000000  2.0000000000  2.2500000000  11.7458423908
  6    29,992,572.25   6.8007663891  6.5507663891     359       1   5.0000000000  2.0000000000  2.2500000000  11.8007663891
  6     4,904,700.00   6.8785348747  6.6285348747     360       0   5.0000000000  2.0000000000  2.2500000000  11.8785348747
  6     1,129,500.00   6.7500000000  6.5000000000     360       0   5.0000000000  2.0000000000  2.2500000000  11.7500000000
  6     1,331,218.70   6.6523930581  6.4023930581     355       5   5.0000000000  2.0000000000  2.2500000000  11.6523930581
  6     6,753,122.60   6.2090193829  5.9251165186     356       4   5.0000000000  2.0000000000  2.2500000000  11.2090193829
  6     2,758,360.01   6.4815362603  6.2315362603     357       3   5.0000000000  2.0000000000  2.2500000000  11.4815362603
  6     5,369,130.84   6.3415138327  6.0915138327     358       2   5.0000000000  2.0000000000  2.2500000000  11.3415138327
  6     6,155,680.00   6.6486821927  6.3986821927     359       1   5.0000000000  2.0000000000  2.2500000000  11.6486821927
  6       134,910.00   7.2500000000  7.0000000000     360       0   5.0000000000  2.0000000000  2.2500000000  12.2500000000
  6       521,200.00   6.5000000000  6.2500000000     360       0   5.0000000000  2.0000000000  2.2500000000  11.5000000000
  6       149,919.91   7.7500000000  7.5000000000     352       8   6.0000000000  2.0000000000  2.7500000000  13.7500000000
  6     1,089,699.96   6.7575938426  6.5075938426     353       7   6.0000000000  2.0000000000  2.2500000000  12.7575938426
  6       260,927.08   6.8750000000  6.5000000000     340      20   6.0000000000  2.0000000000  2.2500000000  12.8750000000
  6       500,000.00   5.5000000000  5.2500000000     353       7   6.0000000000  2.0000000000  3.2500000000  11.5000000000
  6     1,083,417.14   7.0025766611  6.7525766611     352       8   6.0000000000  2.0000000000  2.4657580920  13.0025766611
  6     2,571,895.65   6.5709491902  6.3209491902     355       5   5.0000000000  2.0000000000  2.2500000000  11.5709491902
  6     3,487,354.76   6.8106347969  6.5606347969     356       4   5.0000000000  2.0000000000  2.2500000000  11.8106347969
  6       491,000.00   6.6250000000  6.3750000000     356       4   5.0000000000  2.0000000000  2.2500000000  11.6250000000
  6     1,085,000.00   6.5766129032  6.3266129032     358       2   5.0000000000  2.0000000000  2.2500000000  11.5766129032
  6       694,400.00   6.5000000000  6.2500000000     360       0   5.0000000000  2.0000000000  2.2500000000  11.5000000000
  6       337,411.91   7.0525976284  6.8025976284     356       4   5.0000000000  2.0000000000  2.2500000000  12.0525976284
  6     4,372,017.77   6.7125466470  6.4625466470     358       2   5.0000000000  2.0000000000  2.2500000000  11.7125466470
  6       602,320.00   7.2324345863  6.9824345863     359       1   5.0000000000  2.0000000000  2.2500000000  12.2324345863
  6       843,079.68   7.0557541133  6.6807541133     348      12   4.9442458867  4.9442458867  1.9307541133  12.0000000000
  6     2,272,174.22   6.2658061042  5.8908061042     347      13   5.7341938958  5.7341938958  1.1408061042  12.0000000000
  6       443,246.00   6.6250000000  6.2500000000     360       0   2.0000000000  2.0000000000  2.2500000000  12.6250000000
  6       543,750.00   7.6250000000  7.2500000000     344      16   4.3750000000  4.3750000000  2.5000000000  12.0000000000
  6       375,999.83   6.8750000000  6.5000000000     346      14   5.1250000000  5.1250000000  2.2500000000  12.0000000000
  6        67,034.61   5.7500000000  5.3750000000     346      14   1.0000000000  1.0000000000  2.0000000000  10.7500000000
  6       462,109.39   7.2500000000  6.8750000000     356       4   1.0000000000  1.0000000000  2.2500000000  13.2500000000
  6       230,000.00   7.6250000000  6.4650000000     356       4   5.0000000000  2.0000000000  2.2500000000  12.6250000000

                      ORIGINAL  CUT-OFF   PAYMENT
           RATE       INTEREST  MONTHS     RESET
GROUP      FLOOR     ONLY TERM  TO ROLL  FREQUENCY    INDEX
-----  ------------  ---------  -------  ---------  ----------

  6    2.2500000000      36       33        12      1 Yr LIBOR
  6    2.2500000000      36       34        12      1 Yr LIBOR
  6    2.2500000000      36       35        12      1 Yr LIBOR
  6    2.2500000000      36       36        12      1 Yr LIBOR
  6    2.2500000000       0       28        12      1 Yr LIBOR
  6    2.2500000000       0       29        12      1 Yr LIBOR
  6    2.2500000000       0       30        12      1 Yr LIBOR
  6    2.2500000000       0       31        12      1 Yr LIBOR
  6    2.2500000000       0       32        12      1 Yr LIBOR
  6    2.2500000000       0       33        12      1 Yr LIBOR
  6    2.2500000000       0       34        12      1 Yr LIBOR
  6    2.2500000000       0       35        12      1 Yr LIBOR
  6    2.7500000000     120       50        12        1 Yr CMT
  6    2.7500000000      60       18        12        1 Yr CMT
  6    2.7500000000      60       45        12        1 Yr CMT
  6    2.7500000000      60       48        12        1 Yr CMT
  6    2.3140694830     120       55        12      1 Yr LIBOR
  6    2.3388195510     120       56        12      1 Yr LIBOR
  6    2.3369605529     120       57        12      1 Yr LIBOR
  6    2.2500000000      60       53        12      1 Yr LIBOR
  6    2.2500000000      60       55        12      1 Yr LIBOR
  6    2.2500000000      60       56        12      1 Yr LIBOR
  6    2.2500000000      60       57        12      1 Yr LIBOR
  6    2.2500000000      60       58        12      1 Yr LIBOR
  6    2.2500000000      60       59        12      1 Yr LIBOR
  6    2.2500000000      60       60        12      1 Yr LIBOR
  6    2.2500000000      60       61        12      1 Yr LIBOR
  6    2.2500000000       0       55        12      1 Yr LIBOR
  6    2.2500000000       0       56        12      1 Yr LIBOR
  6    2.2500000000       0       57        12      1 Yr LIBOR
  6    2.2500000000       0       58        12      1 Yr LIBOR
  6    2.2500000000       0       59        12      1 Yr LIBOR
  6    2.2500000000       0       60        12      1 Yr LIBOR
  6    2.2500000000       0       61        12      1 Yr LIBOR
  6    7.7500000000     120       52         6      6 Mo LIBOR
  6    2.2500000000     120       53         6      6 Mo LIBOR
  6    2.2500000000      60       40         6      6 Mo LIBOR
  6    3.2500000000     120       53         6      6 Mo LIBOR
  6    4.5154599663       0       52         6      6 Mo LIBOR
  6    2.2500000000     120       79        12      1 Yr LIBOR
  6    2.2500000000     120       80        12      1 Yr LIBOR
  6    2.2500000000      84       80        12      1 Yr LIBOR
  6    2.2500000000      84       82        12      1 Yr LIBOR
  6    2.2500000000      84       84        12      1 Yr LIBOR
  6    2.2500000000       0       80        12      1 Yr LIBOR
  6    2.2500000000       0       82        12      1 Yr LIBOR
  6    2.2500000000       0       83        12      1 Yr LIBOR
  6    1.9307541133     120        1         1      1 Mo LIBOR
  6    1.1408061042     120        1         1      1 Mo LIBOR
  6    2.2500000000      35       35        12      1 Yr LIBOR
  6    2.5000000000     120        2         6      6 Mo LIBOR
  6    2.2500000000     120        4         6      6 Mo LIBOR
  6    2.0000000000       0        4         6      6 Mo LIBOR
  6    2.2500000000       0        2         6      6 Mo LIBOR
  6    2.2500000000     120       56        12      1 Yr LIBOR

BANC OF AMERICA SECURITIES LLC                                                12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                    ASSUMPTIONS RELATING TO DECREMENT TABLES

The tables set forth on the following pages have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

(a) each Crossed OC Loan Group consists of the hypothetical mortgage loans whose characteristics are presented in the replines on the previous page;

(b) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Crossed OC Mortgage Loans;

(c) scheduled payments of principal and interest with respect to the Crossed OC
Mortgage Loans are received on the applicable due date beginning on October 1,
2006;

(d) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in September 2006;

(e) the Crossed OC Mortgage Loans prepay at the indicated percentages of CPR;

(f) optional repurchase of all of the Crossed OC Mortgage Loans does not occur;

(g) no Crossed OC Mortgage Loans are required to be repurchased from the Issuing
Entity and no Crossed OC Mortgage Loans are substituted for the Crossed OC
Mortgage Loans included in the Issuing Entity on the Closing Date;

(h) the Crossed Overcollateralized Certificates are issued on the Closing Date;

(i) cash payments on the Crossed Overcollateralized Certificates are received on the 20th day of each month beginning in October 2006 in accordance with the priorities and amounts described in the Term Sheet distributed on September 21,
2006;

(j) One-Year LIBOR remains constant at 5.396% per annum;

(k) One-Year CMT remains constant at 5.004% per annum;

(l) Six-Month LIBOR remains constant at 5.420% per annum; and

(m) One-Month LIBOR remains constant at 5.330% per annum.

BANC OF AMERICA SECURITIES LLC                                                13

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                            PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                             AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                  BELOW:
                                         CLASS 5-A-1 AND 5-A-2
                            -----------------------------------------------
Distribution Date             0%    10%     20%    25%    30%    40%    50%
-------------------------   -----   ----   ----   ----   ----   ----   ----
September 29, 2006            100    100    100    100    100    100    100
September 20, 2007            100     89     78     73     68     57     46
September 20, 2008            100     79     61     53     45     31     20
September 20, 2009            100     71     48     38     29     16      6
September 20, 2010             99     63     38     29     22     12      6
September 20, 2011             99     56     30     22     16      7      3
September 20, 2012             99     49     24     16     11      4      1
September 20, 2013             99     44     19     12      8      3      *
September 20, 2014             99     39     15      9      5      1      *
September 20, 2015             98     35     12      7      4      1      0
September 20, 2016             97     32     10      5      3      *      0
September 20, 2017             95     28      8      4      2      0      0
September 20, 2018             93     24      6      3      1      0      0
September 20, 2019             90     21      5      2      1      0      0
September 20, 2020             87     19      4      1      *      0      0
September 20, 2021             84     16      3      1      *      0      0
September 20, 2022             81     14      2      1      0      0      0
September 20, 2023             77     12      2      *      0      0      0
September 20, 2024             73     10      1      *      0      0      0
September 20, 2025             69      9      1      0      0      0      0
September 20, 2026             64      8      *      0      0      0      0
September 20, 2027             59      6      *      0      0      0      0
September 20, 2028             53      5      *      0      0      0      0
September 20, 2029             48      4      0      0      0      0      0
September 20, 2030             42      3      0      0      0      0      0
September 20, 2031             36      3      0      0      0      0      0
September 20, 2032             29      2      0      0      0      0      0
September 20, 2033             22      1      0      0      0      0      0
September 20, 2034             15      1      0      0      0      0      0
September 20, 2035              7      0      0      0      0      0      0
September 20, 2036              0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1)   21.65   7.95   4.17   3.26   2.63   1.81   1.29

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5% but greater than Zero.

BANC OF AMERICA SECURITIES LLC                                                14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                            PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                             AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                  BELOW:
                                      CLASS 6-A-1 AND CLASS 6-A-2
                            -----------------------------------------------
Distribution Date             0%    10%     20%    25%    30%    40%    50%
-------------------------   -----   ----   ----   ----   ----   ----   ----
September 29, 2006            100    100    100    100    100    100    100
September 20, 2007            100     89     78     73     68     57     46
September 20, 2008            100     79     61     53     45     31     20
September 20, 2009             99     71     47     38     29     16      6
September 20, 2010             99     63     38     29     22     12      6
September 20, 2011             99     56     30     22     15      7      3
September 20, 2012             99     49     24     16     11      4      1
September 20, 2013             98     44     19     12      8      3      *
September 20, 2014             98     39     15      9      5      1      *
September 20, 2015             97     35     12      7      4      1      0
September 20, 2016             96     31     10      5      3      *      0
September 20, 2017             94     28      8      4      2      0      0
September 20, 2018             92     24      6      3      1      0      0
September 20, 2019             89     21      5      2      1      0      0
September 20, 2020             86     18      4      1      *      0      0
September 20, 2021             83     16      3      1      *      0      0
September 20, 2022             79     14      2      *      0      0      0
September 20, 2023             76     12      1      *      0      0      0
September 20, 2024             72     10      1      *      0      0      0
September 20, 2025             68      9      1      0      0      0      0
September 20, 2026             63      7      *      0      0      0      0
September 20, 2027             58      6      *      0      0      0      0
September 20, 2028             53      5      *      0      0      0      0
September 20, 2029             47      4      0      0      0      0      0
September 20, 2030             41      3      0      0      0      0      0
September 20, 2031             35      3      0      0      0      0      0
September 20, 2032             29      2      0      0      0      0      0
September 20, 2033             22      1      0      0      0      0      0
September 20, 2034             15      *      0      0      0      0      0
September 20, 2035              7      0      0      0      0      0      0
September 20, 2036              0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1)   21.44   7.90   4.15   3.25   2.63   1.81   1.29

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5% but greater than Zero.

BANC OF AMERICA SECURITIES LLC                                                15

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                             PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                             AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                  BELOW:
                                               CLASS X-M-1
                            ------------------------------------------------
Distribution Date            0%      10%     20%    25%    30%    40%    50%
-------------------------   -----   -----   ----   ----   ----   ----   ----
September 29, 2006            100     100    100    100    100    100    100
September 20, 2007            100     100    100    100    100    100    100
September 20, 2008            100     100    100    100    100    100    100
September 20, 2009            100     100    100    100    100    100    100
September 20, 2010            100     100     81     63     48     26     12
September 20, 2011            100     100     65     47     33     15      5
September 20, 2012            100     100     52     35     23      9      0
September 20, 2013            100      94     41     26     16      1      0
September 20, 2014            100      85     33     20     11      0      0
September 20, 2015            100      76     26     15      8      0      0
September 20, 2016            100      68     21     11      1      0      0
September 20, 2017            100      60     16      8      0      0      0
September 20, 2018            100      52     13      3      0      0      0
September 20, 2019            100      46     10      0      0      0      0
September 20, 2020            100      40      8      0      0      0      0
September 20, 2021            100      35      3      0      0      0      0
September 20, 2022            100      30      0      0      0      0      0
September 20, 2023            100      26      0      0      0      0      0
September 20, 2024            100      22      0      0      0      0      0
September 20, 2025            100      19      0      0      0      0      0
September 20, 2026            100      16      0      0      0      0      0
September 20, 2027            100      13      0      0      0      0      0
September 20, 2028            100      11      0      0      0      0      0
September 20, 2029            100       9      0      0      0      0      0
September 20, 2030             89       7      0      0      0      0      0
September 20, 2031             77       1      0      0      0      0      0
September 20, 2032             63       0      0      0      0      0      0
September 20, 2033             48       0      0      0      0      0      0
September 20, 2034             32       0      0      0      0      0      0
September 20, 2035             14       0      0      0      0      0      0
September 20, 2036              0       0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1)   26.73   13.62   7.20   5.71   4.82   3.98   3.90

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

BANC OF AMERICA SECURITIES LLC                                                16

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                             PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                             AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                  BELOW:
                                               CLASS X-M-2
                            ------------------------------------------------
Distribution Date             0%     10%     20%    25%    30%    40%    50%
-------------------------   -----   -----   ----   ----   ----   ----   ----
September 29, 2006            100     100    100    100    100    100    100
September 20, 2007            100     100    100    100    100    100    100
September 20, 2008            100     100    100    100    100    100    100
September 20, 2009            100     100    100    100    100    100    100
September 20, 2010            100     100     81     63     48     26     12
September 20, 2011            100     100     65     47     33     15      0
September 20, 2012            100     100     52     35     23      9      0
September 20, 2013            100      94     41     26     16      0      0
September 20, 2014            100      85     33     20     11      0      0
September 20, 2015            100      76     26     15      6      0      0
September 20, 2016            100      68     21     11      0      0      0
September 20, 2017            100      60     16      7      0      0      0
September 20, 2018            100      52     13      0      0      0      0
September 20, 2019            100      46     10      0      0      0      0
September 20, 2020            100      40      5      0      0      0      0
September 20, 2021            100      35      0      0      0      0      0
September 20, 2022            100      30      0      0      0      0      0
September 20, 2023            100      26      0      0      0      0      0
September 20, 2024            100      22      0      0      0      0      0
September 20, 2025            100      19      0      0      0      0      0
September 20, 2026            100      16      0      0      0      0      0
September 20, 2027            100      13      0      0      0      0      0
September 20, 2028            100      11      0      0      0      0      0
September 20, 2029            100       9      0      0      0      0      0
September 20, 2030             89       3      0      0      0      0      0
September 20, 2031             77       0      0      0      0      0      0
September 20, 2032             63       0      0      0      0      0      0
September 20, 2033             48       0      0      0      0      0      0
September 20, 2034             32       0      0      0      0      0      0
September 20, 2035             14       0      0      0      0      0      0
September 20, 2036              0       0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1)   26.72   13.56   7.14   5.65   4.75   3.89   3.70

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

BANC OF AMERICA SECURITIES LLC                                                17

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                             PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                             AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                  BELOW:
                                               CLASS X-M-3
                            ------------------------------------------------
Distribution Date             0%     10%     20%    25%    30%    40%    50%
-------------------------   -----   -----   ----   ----   ----   ----   ----
September 29, 2006            100     100    100    100    100    100    100
September 20, 2007            100     100    100    100    100    100    100
September 20, 2008            100     100    100    100    100    100    100
September 20, 2009            100     100    100    100    100    100    100
September 20, 2010            100     100     81     63     48     26     12
September 20, 2011            100     100     65     47     33     15      0
September 20, 2012            100     100     52     35     23      5      0
September 20, 2013            100      94     41     26     16      0      0
September 20, 2014            100      85     33     20     11      0      0
September 20, 2015            100      76     26     15      0      0      0
September 20, 2016            100      68     21     11      0      0      0
September 20, 2017            100      60     16      0      0      0      0
September 20, 2018            100      52     13      0      0      0      0
September 20, 2019            100      46      9      0      0      0      0
September 20, 2020            100      40      0      0      0      0      0
September 20, 2021            100      35      0      0      0      0      0
September 20, 2022            100      30      0      0      0      0      0
September 20, 2023            100      26      0      0      0      0      0
September 20, 2024            100      22      0      0      0      0      0
September 20, 2025            100      19      0      0      0      0      0
September 20, 2026            100      16      0      0      0      0      0
September 20, 2027            100      13      0      0      0      0      0
September 20, 2028            100      11      0      0      0      0      0
September 20, 2029            100       4      0      0      0      0      0
September 20, 2030             89       0      0      0      0      0      0
September 20, 2031             77       0      0      0      0      0      0
September 20, 2032             63       0      0      0      0      0      0
September 20, 2033             48       0      0      0      0      0      0
September 20, 2034             32       0      0      0      0      0      0
September 20, 2035             14       0      0      0      0      0      0
September 20, 2036              0       0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1)   26.72   13.48   7.07   5.59   4.70   3.80   3.57

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

BANC OF AMERICA SECURITIES LLC                                                18

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                             PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                             AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                  BELOW:
                                               CLASS X-M-4
                            ------------------------------------------------
Distribution Date             0%     10%     20%    25%    30%    40%    50%
-------------------------   -----   -----   ----   ----   ----   ----   ----
September 29, 2006            100     100    100    100    100    100    100
September 20, 2007            100     100    100    100    100    100    100
September 20, 2008            100     100    100    100    100    100    100
September 20, 2009            100     100    100    100    100    100    100
September 20, 2010            100     100     81     63     48     26     10
September 20, 2011            100     100     65     47     33     15      0
September 20, 2012            100     100     52     35     23      0      0
September 20, 2013            100      94     41     26     16      0      0
September 20, 2014            100      85     33     20      5      0      0
September 20, 2015            100      76     26     15      0      0      0
September 20, 2016            100      68     21      4      0      0      0
September 20, 2017            100      60     16      0      0      0      0
September 20, 2018            100      52     12      0      0      0      0
September 20, 2019            100      46      0      0      0      0      0
September 20, 2020            100      40      0      0      0      0      0
September 20, 2021            100      35      0      0      0      0      0
September 20, 2022            100      30      0      0      0      0      0
September 20, 2023            100      26      0      0      0      0      0
September 20, 2024            100      22      0      0      0      0      0
September 20, 2025            100      19      0      0      0      0      0
September 20, 2026            100      16      0      0      0      0      0
September 20, 2027            100      13      0      0      0      0      0
September 20, 2028            100       4      0      0      0      0      0
September 20, 2029            100       0      0      0      0      0      0
September 20, 2030             89       0      0      0      0      0      0
September 20, 2031             77       0      0      0      0      0      0
September 20, 2032             63       0      0      0      0      0      0
September 20, 2033             48       0      0      0      0      0      0
September 20, 2034             32       0      0      0      0      0      0
September 20, 2035             14       0      0      0      0      0      0
September 20, 2036              0       0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1)   26.70   13.37   6.98   5.52   4.63   3.74   3.46

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

BANC OF AMERICA SECURITIES LLC                                                19

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                             PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                             AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                  BELOW:
                                               CLASS X-M-5
                            ------------------------------------------------
Distribution Date             0%     10%     20%    25%    30%    40%    50%
-------------------------   -----   -----   ----   ----   ----   ----   ----
September 29, 2006            100     100    100    100    100    100    100
September 20, 2007            100     100    100    100    100    100    100
September 20, 2008            100     100    100    100    100    100    100
September 20, 2009            100     100    100    100    100    100    100
September 20, 2010            100     100     81     63     48     26      0
September 20, 2011            100     100     65     47     33      9      0
September 20, 2012            100     100     52     35     23      0      0
September 20, 2013            100      94     41     26     13      0      0
September 20, 2014            100      85     33     20      0      0      0
September 20, 2015            100      76     26      7      0      0      0
September 20, 2016            100      68     21      0      0      0      0
September 20, 2017            100      60     13      0      0      0      0
September 20, 2018            100      52      0      0      0      0      0
September 20, 2019            100      46      0      0      0      0      0
September 20, 2020            100      40      0      0      0      0      0
September 20, 2021            100      35      0      0      0      0      0
September 20, 2022            100      30      0      0      0      0      0
September 20, 2023            100      26      0      0      0      0      0
September 20, 2024            100      22      0      0      0      0      0
September 20, 2025            100      19      0      0      0      0      0
September 20, 2026            100      12      0      0      0      0      0
September 20, 2027            100       2      0      0      0      0      0
September 20, 2028            100       0      0      0      0      0      0
September 20, 2029            100       0      0      0      0      0      0
September 20, 2030             89       0      0      0      0      0      0
September 20, 2031             77       0      0      0      0      0      0
September 20, 2032             63       0      0      0      0      0      0
September 20, 2033             48       0      0      0      0      0      0
September 20, 2034             32       0      0      0      0      0      0
September 20, 2035              5       0      0      0      0      0      0
September 20, 2036              0       0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1)   26.68   13.18   6.84   5.40   4.51   3.64   3.34

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

BANC OF AMERICA SECURITIES LLC                                                20

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                             PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                             AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                  BELOW:
                                               CLASS X-M-6
                            ------------------------------------------------
Distribution Date            0%      10%     20%    25%    30%    40%    50%
-------------------------   -----   -----   ----   ----   ----   ----   ----
September 29, 2006            100     100    100    100    100    100    100
September 20, 2007            100     100    100    100    100    100    100
September 20, 2008            100     100    100    100    100    100    100
September 20, 2009            100     100    100    100    100    100    100
September 20, 2010            100     100     81     63     48     26      0
September 20, 2011            100     100     65     47     33      0      0
September 20, 2012            100     100     52     35     23      0      0
September 20, 2013            100      94     41     26      0      0      0
September 20, 2014            100      85     33      9      0      0      0
September 20, 2015            100      76     26      0      0      0      0
September 20, 2016            100      68     13      0      0      0      0
September 20, 2017            100      60      0      0      0      0      0
September 20, 2018            100      52      0      0      0      0      0
September 20, 2019            100      46      0      0      0      0      0
September 20, 2020            100      40      0      0      0      0      0
September 20, 2021            100      35      0      0      0      0      0
September 20, 2022            100      30      0      0      0      0      0
September 20, 2023            100      26      0      0      0      0      0
September 20, 2024            100      19      0      0      0      0      0
September 20, 2025            100       6      0      0      0      0      0
September 20, 2026            100       0      0      0      0      0      0
September 20, 2027            100       0      0      0      0      0      0
September 20, 2028            100       0      0      0      0      0      0
September 20, 2029            100       0      0      0      0      0      0
September 20, 2030             89       0      0      0      0      0      0
September 20, 2031             77       0      0      0      0      0      0
September 20, 2032             63       0      0      0      0      0      0
September 20, 2033             48       0      0      0      0      0      0
September 20, 2034             32       0      0      0      0      0      0
September 20, 2035              0       0      0      0      0      0      0
September 20, 2036              0       0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1)   26.63   12.87   6.63   5.22   4.37   3.53   3.21

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

BANC OF AMERICA SECURITIES LLC                                                21

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                              PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                            AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:
                                                 CLASS X-M-7
                            -----------------------------------------------------
Distribution Date                0%      10%    20%    25%    30%    40%    50%
-------------------------      -----   -----   ----   ----   ----   ----   ----

September 29, 2006               100     100    100    100    100    100    100
September 20, 2007               100     100    100    100    100    100    100
September 20, 2008               100     100    100    100    100    100    100
September 20, 2009               100     100    100    100    100    100    100
September 20, 2010               100     100     81     63     48      6      0
September 20, 2011               100     100     65     47     25      0      0
September 20, 2012               100     100     52     30      0      0      0
September 20, 2013               100      94     41      7      0      0      0
September 20, 2014               100      85     24      0      0      0      0
September 20, 2015               100      76      7      0      0      0      0
September 20, 2016               100      68      0      0      0      0      0
September 20, 2017               100      60      0      0      0      0      0
September 20, 2018               100      52      0      0      0      0      0
September 20, 2019               100      46      0      0      0      0      0
September 20, 2020               100      40      0      0      0      0      0
September 20, 2021               100      29      0      0      0      0      0
September 20, 2022               100      17      0      0      0      0      0
September 20, 2023               100       7      0      0      0      0      0
September 20, 2024               100       0      0      0      0      0      0
September 20, 2025               100       0      0      0      0      0      0
September 20, 2026               100       0      0      0      0      0      0
September 20, 2027               100       0      0      0      0      0      0
September 20, 2028               100       0      0      0      0      0      0
September 20, 2029               100       0      0      0      0      0      0
September 20, 2030                89       0      0      0      0      0      0
September 20, 2031                77       0      0      0      0      0      0
September 20, 2032                63       0      0      0      0      0      0
September 20, 2033                48       0      0      0      0      0      0
September 20, 2034                21       0      0      0      0      0      0
September 20, 2035                 0       0      0      0      0      0      0
September 20, 2036                 0       0      0      0      0      0      0
Weighted Average Life to
   Maturity (in years)(1)      26.48   12.24   6.21   4.89   4.10   3.30   3.12

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

BANC OF AMERICA SECURITIES LLC                                                22

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                              PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                            AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:
                                                 CLASS X-M-8
                            ----------------------------------------------------
Distribution Date                0%     10%    20%    25%    30%    40%    50%
-------------------------      -----   ----   ----   ----   ----   ----   ----

September 29, 2006               100    100    100    100    100    100    100
September 20, 2007               100    100    100    100    100    100    100
September 20, 2008               100    100    100    100    100    100    100
September 20, 2009               100    100    100    100    100    100    100
September 20, 2010               100    100     70     39     14      0      0
September 20, 2011               100    100     43     13      0      0      0
September 20, 2012               100    100     21      0      0      0      0
September 20, 2013               100     91      4      0      0      0      0
September 20, 2014               100     75      0      0      0      0      0
September 20, 2015               100     60      0      0      0      0      0
September 20, 2016               100     47      0      0      0      0      0
September 20, 2017               100     34      0      0      0      0      0
September 20, 2018               100     22      0      0      0      0      0
September 20, 2019               100     11      0      0      0      0      0
September 20, 2020               100      2      0      0      0      0      0
September 20, 2021               100      0      0      0      0      0      0
September 20, 2022               100      0      0      0      0      0      0
September 20, 2023               100      0      0      0      0      0      0
September 20, 2024               100      0      0      0      0      0      0
September 20, 2025               100      0      0      0      0      0      0
September 20, 2026               100      0      0      0      0      0      0
September 20, 2027               100      0      0      0      0      0      0
September 20, 2028               100      0      0      0      0      0      0
September 20, 2029               100      0      0      0      0      0      0
September 20, 2030                83      0      0      0      0      0      0
September 20, 2031                62      0      0      0      0      0      0
September 20, 2032                39      0      0      0      0      0      0
September 20, 2033                15      0      0      0      0      0      0
September 20, 2034                 0      0      0      0      0      0      0
September 20, 2035                 0      0      0      0      0      0      0
September 20, 2036                 0      0      0      0      0      0      0
Weighted Average Life to
   Maturity (in years)(1)      25.48   9.94   4.87   3.88   3.38   3.06   3.06

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

BANC OF AMERICA SECURITIES LLC                                                23

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

           AGGREGATE REALIZED LOSSES FOR THE CROSSED OC MORTGAGE LOANS

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Crossed OC Mortgage Loans in the aggregate, expressed as a percentage of the aggregate outstanding principal balance of the
Crossed OC Mortgage Loans as of the Cut-off Date.

                                      AGGREGATE REALIZED LOSSES FOR THE
                                          CROSSED OC MORTGAGE LOANS
                Loss                          PERCENTAGE OF CPR
Percentage    Severity            ----------------------------------------
  of CDR     Percentage     0%     10%     20%    25%    30%    40%    50%
----------   ----------   -----   -----   ----   ----   ----   ----   ----
    1%           25%       4.90%   1.96%  1.06%  0.84%  0.69%  0.49%  0.37%
    1%           50%       9.81    3.91   2.13   1.69   1.38   0.98   0.73
    2%           25%       8.82    3.68   2.05   1.64   1.35   0.97   0.73
    2%           50%      17.64    7.35   4.11   3.28   2.70   1.93   1.45
    3%           25%      11.95    5.20   2.97   2.39   1.98   1.43   1.08
    3%           50%      23.89   10.40   5.95   4.79   3.96   2.86   2.16
    4%           25%      14.45    6.55   3.83   3.11   2.58   1.88   1.42
    4%           50%      28.90   13.10   7.67   6.22   5.17   3.76   2.85

*    Run with no lag

BANC OF AMERICA SECURITIES LLC                                                24

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                       HISTORICAL VALUES OF ONE-YEAR LIBOR

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                YEAR
               ---------------------------------------
MONTH          2006   2005   2004   2003   2002   2001
------------   ----   ----   ----   ----   ----   ----
January.....   4.85%  3.11%  1.48%  1.46%  2.40%  5.94%
February....   4.95   3.27   1.47   1.46   2.57   5.11
March.......   5.12   3.57   1.37   1.38   2.48   4.91
April.......   5.29   3.81   1.34   1.27   3.06   4.58
May.........   5.38   3.71   1.82   1.29   2.64   4.44
June........   5.51   3.76   2.11   1.25   2.60   4.17
July........   5.68   3.90   2.39   1.16   2.27   4.19
August......   5.54   4.22   2.35   1.44   1.97   3.80
September...   5.39   4.13   2.26   1.45   1.92   3.59
October.....     --   4.48   2.49   1.24   1.66   2.68
November....     --   4.72   2.54   1.48   1.62   2.29
December....     --   4.82   2.96   1.60   1.73   2.34

                        HISTORICAL VALUES OF ONE-YEAR CMT

Listed below are historical average values of One-Year CMT for the months and years shown below. The monthly averages shown are intended only to provide an historical summary of the movements of One-Year CMT and may not be indicative of future rates. The source of the daily values of One-Year CMT used in determining the monthly averages shown below is Bloomberg Professional Services(R).

                                YEAR
               ---------------------------------------
MONTH          2006   2005   2004   2003   2002   2001
------------   ----   ----   ----   ----   ----   ----
January.....   4.45%  2.86%  1.24%  1.36%  2.16%  4.81%
February....   4.68   3.03   1.24   1.30   2.23   4.68
March.......   4.77   3.30   1.19   1.24   2.57   4.30
April.......   4.90   3.32   1.43   1.27   2.48   3.98
May.........   4.99   3.33   1.78   1.18   2.35   3.78
June........   5.16   3.36   2.12   1.01   2.20   3.58
July........   5.22   3.64   2.10   1.12   1.96   3.62
August......   5.08   3.87   2.02   1.31   1.76   3.47
September...     --   3.85   2.12   1.24   1.72   2.82
October.....     --   4.18   2.23   1.25   1.65   2.33
November....     --   4.33   2.50   1.34   1.49   2.18
December....     --   4.35   2.67   1.31   1.45   2.22

BANC OF AMERICA SECURITIES LLC                                                25

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-H   $1,242,252,000 (approximate) Crossed Overcollateralized
              Certificates
--------------------------------------------------------------------------------

                      HISTORICAL VALUES OF SIX-MONTH LIBOR

Listed below are historical values of Six-Month LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of Six-Month LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                YEAR
               ---------------------------------------
MONTH          2006   2005   2004   2003   2002   2001
------------   ----   ----   ----   ----   ----   ----
January.....   4.71%  2.79%  1.22%  1.38%  1.96%  6.16%
February....   4.82   2.97   1.21   1.35   2.08   5.22
March.......   4.98   3.19   1.17   1.34   2.04   4.95
April.......   5.14   3.39   1.16   1.23   2.36   4.64
May.........   5.25   3.43   1.38   1.26   2.12   4.30
June........   5.39   3.54   1.61   1.24   2.08   3.93
July........   5.58   3.73   1.90   1.12   1.95   3.90
August......   5.51   3.95   1.94   1.21   1.83   3.67
September...   5.42   4.00   1.98   1.20   1.80   3.47
October.....     --   4.27   2.20   1.16   1.66   2.54
November....     --   4.47   2.32   1.23   1.57   2.17
December....     --   4.63   2.63   1.27   1.47   2.00

                      HISTORICAL VALUES OF ONE-MONTH LIBOR

Listed below are historical values of One-Month LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Month LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                YEAR
               ---------------------------------------
MONTH          2006   2005   2004   2003   2002   2001
------------   ----   ----   ----   ----   ----   ----
January.....   4.40%  2.40%  1.12%  1.38%  1.86%  6.55%
February....   4.57   2.59   1.10   1.34   1.86   5.91
March.......   4.64   2.72   1.10   1.34   1.87   5.52
April.......   4.83   2.87   1.09   1.30   1.88   5.06
May.........   5.05   3.09   1.10   1.31   1.84   4.43
June........   5.13   3.14   1.13   1.32   1.84   4.04
July........   5.33   3.34   1.36   1.12   1.84   3.86
August......   5.39   3.53   1.51   1.11   1.81   3.74
September...   5.33   3.72   1.67   1.12   1.82   3.58
October.....     --   3.88   1.84   1.12   1.80   2.64
November....     --   4.09   2.02   1.12   1.69   2.28
December....     --   4.31   2.31   1.17   1.44   2.11

BANC OF AMERICA SECURITIES LLC                                                26

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.